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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OWENS-ILLINOIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Thursday, May 6, 2010

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,
please submit your proxy or voting instructions as soon as possible.

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois Share Owner:

        You are cordially invited to attend the Annual Meeting of Owens-Illinois' share owners to be held on Thursday, May 6, 2010, at 1:00 p.m. in Conference Room A, Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

  1.
  The election of four directors, each to serve for a term of three years;

  2.
  The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010; and

  3.
  Such other business as may properly be presented for action at the meeting or any postponement or adjournment thereof.

        Enclosed is a Proxy Statement, which provides information concerning the Company and the Board of Directors' nominees for election as directors and information concerning the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. The Company intends to commence distribution of this notice and the accompanying proxy statement and proxy card on or about March 26, 2010.

        The Board of Directors fixed the close of business on March 8, 2010, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

        Enclosed is a proxy card, which provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held in more than one name, all holders of record should sign the proxy card. If you desire to vote for all of the Board of Directors' nominees for election to the Board of Directors, and in favor of the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010, you need not mark your votes on the proxy card but need only sign and date it and return it in the enclosed envelope. As an alternative to returning the proxy card, you may choose to make use of the Internet or telephone voting options described in the enclosed Proxy Statement and on the proxy card.

        Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

By order of the Board of Directors,
ALBERT P. L. STROUCKEN Chairman of the Board
JAMES W. BAEHREN Secretary

March 26, 2010
Perrysburg, Ohio

i

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

 PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
To Be Held May 6, 2010

        The Annual Meeting of the share owners of Owens-Illinois, Inc. (herein called the "Company") will be held on Thursday, May 6, 2010, at 1:00 p.m. in Conference Room A, Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will vote to elect four directors, each to serve a term of three years, and consider the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010.

        This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about March 26, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 6, 2010

        The Securities and Exchange Commission has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to share owners in lieu of a paper copy of the proxy statement and related materials and the Company's 2009 Annual Report and Form 10-K. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

        The Notice and Proxy Statement, the Company's 2009 Annual Report, Stakeholder Letter and Form 10-K are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

 Who May Vote

        You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 8, 2010 (the "record date"). At the close of business on the record date, 168,653,560 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

        Shares can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner's name, the share owner may cast a vote in one of four ways:

Vote by Internet

        A share owner can choose to vote shares at any time over the Internet at www.proxyvote.com. The share owner should have the control number that can be found on the proxy card available and follow the instructions. The Internet site will give share owners the opportunity to provide voting instructions with respect to their shares and confirm that the instructions have been accurately recorded. If a vote is cast over the Internet site, the share owner does not need to return the proxy card.

Vote by Telephone

        A share owner can also vote by telephone at any time by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. To vote, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a vote is cast by telephone, the share owner does not need to return the proxy card.

Vote by Mail

        If the share owner chooses to vote by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote in Person

        A share owner can choose to vote in person at the Annual Meeting by ballot. At the meeting, the share owner will need to request a ballot to vote these shares.

        The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which the Company believes comply with Delaware law, allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares.

        The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect four directors of the Company for a term of three years to expire at the Annual Meeting in 2013, (b) for ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010, and (c) in the discretion of the proxy holders as to any other business which may properly come before the meeting.

 Revocability of Proxies

        Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the 2010 Annual Meeting.

Vote Required to Approve Matters

        A quorum is the presence at the meeting of a number of shares, which are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. There must be a quorum for the transaction of business at the meeting. If you submit a properly executed proxy card or a telephonic or internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

        The By-Laws of the Company provide that all elections shall be had and all questions decided by a plurality vote; provided, however, that directors shall be elected in the following manner: (a) Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the share owners for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. (b) For purposes of this provision of the By-Laws, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director (with "abstentions" and "broker non-votes" not counted as votes cast as either "for" or "against" such director's election). In an election other than a Contested Election, share owners will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast "for" or "withhold" votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

Other Matters

        Management of the Company does not know of any matter that will be presented for action at the 2010 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should be properly brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

        The Company's Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as practicable. Each class holds office until the third Annual Meeting for selection of directors following the election of such class. The Board currently consists of twelve members, four of whom are Class I directors whose terms expire at this year's Annual Meeting, four of whom are Class II directors whose terms expire at the 2011 Annual Meeting, and four of whom are Class III directors whose terms expire at the 2012 Annual Meeting. With the exception of Jay L. Geldmacher, who was appointed to fill a vacancy on the Board in April 2009, all of the directors listed herein, including the other nominees, have served as directors since the last Annual Meeting.

Information on Nominees and Continuing Directors

        The Board, on the recommendation of the Nominating/Corporate Governance Committee, has nominated four persons for election as Class I directors to serve for a three-year term expiring at the Annual Meeting of share owners to be held in 2013 and until their successors have been elected and qualified. The four nominees of the Board are Jay L. Geldmacher, Albert P. L. Stroucken, Dennis K. Williams and Thomas L. Young, each of whom is currently serving as a director of the Company. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available.

        The following table provides information on the persons nominated for election to the Board and the continuing directors:

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced
NOMINEES:
Jay L. Geldmacher	54	2010	2009

Mr. Geldmacher has been an executive of Emerson Electric Company, a publicly traded diversified global manufacturing and technology company, since 1996. In 2007, Mr. Geldmacher was appointed the Executive Vice President and President, Network Power and Embedded Computing and Power Group. In that position, Mr. Geldmacher has full profit and loss responsibility for a group of Emerson's subsidiaries with a global presence. From 2006 to 2007, Mr. Geldmacher served as Group Vice President and President, Network Power Embedded Computing and

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced

    Power Group. Prior to that Mr. Geldmacher was President, Astec Power Solutions (1998-2006), and President, Astec Standard Power Worldwide (1996-1998). Mr. Geldmacher received a bachelor of science in marketing from the University of Arizona and an executive master of business administration degree from the University of Chicago. He has served on the board of the University of Arizona Business School since 2002. Mr. Geldmacher's executive management experience, relevant experience with a public company specializing in manufacturing, familiarity with global distribution strategies and knowledge of accounting issues and financial reporting qualify him to serve on the Company's board of directors.

Albert P. L. Stroucken	62	2010	2005

Mr. Stroucken is the President, Chairman of the Board and Chief Executive Officer of the Company since December 2006. Before being appointed, Mr. Stroucken was a member of the board of directors of Owens-Illinois since August 2005. Prior to joining Owens-Illinois he was with H.B. Fuller Company, a $1.5 billion manufacturer of adhesives, sealants, coatings, paints and other specialty chemical products, as the President and Chief Executive Officer from 1999 to 2006 and as the Chairman of the Board from 1999 to 2006. Prior thereto, Mr. Stroucken was with Bayer Corporation as General Manager, Inorganics Division of Bayer AG from 1997 to 1998 and Executive Vice President and President of Industrial Chemicals Division of Bayer Corporation from 1992 to 1997. Mr. Stroucken has held directorships at publicly traded companies for over 10 years and is currently a director of Baxter International, Inc. (since 2004). Through his extensive board and management experience, Mr. Stroucken has obtained substantial experience leading and operating large, multi-faceted corporations and financial expertise. Mr. Stroucken's relevant experience with manufacturing in general, and with Owens-Illinois in particular, together with his executive and board experience and executive compensation and corporate governance training qualify him to serve on the Company's board of directors.

Dennis K. Williams	64	2010	2005

Mr. Williams is retired since 2006, but has extensive executive experience prior to retirement. Previously, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products, as the Chairman of the Board from 2000 to 2006 and as President and Chief Executive Officer from 2000 to 2005. During his tenure with IDEX, Mr. Williams significantly upgraded the company's business processes and significantly increased shareholder value, resulting in the value of the stock tripling in six years. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced

    Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and since 2006 has been a director of AMETEK, Inc. and Actuant Corporation. From 2001 to 2007, Mr. Williams was a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington's emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams' extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company's board of directors.

Thomas L. Young	66	2010	1998

Mr. Young is currently the President of Titus Holdings Ltd., a private investment company, which he joined in 2005. Prior to his retirement from the Company, Mr. Young held the positions of Executive Vice President and Chief Financial Officer (2003-2004), Co-Chief Executive Officer (2004) and Executive Vice President, Administration and General Counsel (1998-2004). Mr. Young has obtained significant financial reporting expertise through his experience in corporate finance. Mr. Young also has extensive experience as a director on the boards of both private and public companies. Currently Mr. Young is a director of Franklin Electric Co., Inc. (since 2005), HCR ManorCare Inc. (since 2008), SealPak Innovations, Inc. (since 2005) and The Windmill Trust and its affiliate Robeco General Partners Fund III Program LLC (since 2009). Previously he has been a director of ManorCare, Inc. (1991-2007), Coherix, Inc. (2005-2008) and InvestLinc Group, LLC (2006-2007). Mr. Young has substantial training in corporate governance through his board memberships and received a Certificate of Director Education from the National Association of Corporate Directors. In addition, he has completed the Advanced Management Program at Harvard Business School and the Public Company Director Education and Certification Program at UCLA Anderson School of Management. Mr. Young received a bachelor of arts degree from St. John's College and a juris doctorate with honors from Notre Dame Law School; he is a member of the Ohio Bar. Mr. Young's business leadership skills, financial reporting expertise, executive and director experience and knowledge of corporate and securities laws and his extensive training, background and experience in board and corporate governance matters qualify him to serve on the Company's board of directors.

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced
CONTINUING DIRECTORS:
Gary F. Colter	64	2012	2002

Mr. Colter has been the President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002. Prior thereto, Mr. Colter had over 34 years of executive experience as a partner of KPMG Canada, during which he developed valuable financial and accounting expertise while overseeing global financial advisory services. He served as the Vice Chair of KPMG Canada from 2000 to 20002, the Global Managing Partner, Financial Advisory Services, of KPMG International from 1998 to 2000 and the Vice Chairman of KPMG Canada from 1989 to 1998. During his long career in advisory services, Mr. Colter has led the restructurings of many major North American companies. In addition, Mr. Colter has extensive experience as a director on the boards of both private and public companies and regularly attends external continuing education offerings, and as a result has acquired substantial training in corporate governance. He is a director of CIBC (since 2003), Core-Mark Holding Company, Inc. (since 2004) and Revera Inc. (since 2006) and currently serves on the corporate governance committees of each of those boards. Previously he was a director of Saskatchewan Wheat Pool (2003-2006). Mr. Colter received an honors bachelor of arts in business administration from the Richard Ivey School of Business. He is a Chartered Accountant (CA) and a Fellow Chartered Accountant (FCA). Mr. Colter's extensive financial and accounting experience and education, experience with a broad range of North America markets, financial reporting expertise, extensive director experience and corporate governance training qualify him to serve on the Company's board of directors.

David H.Y. Ho	50	2012	2008

Mr. Ho is a private investor since he retired in 2008, but has significant executive experience with global technology companies. From 2007 to 2008, he served as the Chairman of the Greater China Region for Nokia Siemens Network, a joint venture between Finland-based Nokia Corporation, a multinational telecommunications company, and Germany-based Siemens AG. With Nokia Siemens, Mr. Ho managed a 1.5 billion euro business and oversaw the integration and operation of over 6,000 employees and 17 legal entities. Prior thereto, Mr. Ho held numerous executive positions with Nokia subsidiaries. He was President of Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation (2004-2007), President of Nokia China Investment Limited, the Chinese operating subsidiary of Finland-based Nokia Corporation (2004-2007), and Senior Vice President, Networks—Greater China, Nokia China Investment Limited (2002-2004). Mr. has been a member of the board of both public and private corporations and currently is a director of 3COM Corporation (since 2008), Pentair Inc. (since 2007), Sinosteel Corp. (since 2008) and Dongfang Electrical Corporation (since 2009). In addition to corporate governance training received through his board

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced

    membership, Mr. Ho has obtained additional expertise by attending the Director's Consortium at Stanford University. Mr. Ho received a bachelor of applied science degree in electrical and computer systems engineering and a masters of applied science in management information systems from the University of Waterloo, Canada. Mr. Ho's extensive executive experience, particularly his exposure to operational profit and loss management, familiarity with merger and acquisition transactions in the U.S., Europe and China and his strong experience with global markets and Asia, particularly China, qualify him to serve on the Company's board of directors.

Corbin A. McNeill, Jr.	70	2012	2005

Mr. McNeill is the retired Chairman and Co-Chief Executive Officer (2000-2002) of Exelon Corporation, a natural gas and electric utility company that was formed in October 2000 by the merger of Peco Energy Company and Unicom Corporation. Prior to the merger, Mr. McNeill held numerous management positions with Peco Energy. He was the Chairman, President and Chief Executive Officer from 1997 to 1999, a Director and the President and Chief Executive Officer from 1990 to 1995 and Executive Vice President—Nuclear from 1988 to 1990. Through his significant management experience, Mr. McNeill obtained experience with strategic planning and performance management and government and regulatory relations. Mr. McNeill has varied experience as a director of public and private companies, and through his extensive board experience, he has obtained substantial training in corporate governance and board management and efficiency. Currently he is a director of Ontario Power Generation (since 2004), Associated Electric & Gas Insurance Services Ltd. (since 2000), Silver Spring Network (since 2005), and is Non-Executive Chairman of the Board of Directors of Portland General Electric (since 2005). Mr. McNeill also served as a director of Enron Corporation post-bankruptcy (2002-2005) and Northwestern Corp. (2005-2006). Mr. McNeill received a bachelor of science degree from the U.S. Naval Academy. He has completed post-graduate business administration courses at the University of California (Berkley) and Syracuse University. Mr. McNeill has also completed the Executive Program at Stanford University. He has an honorary Ph.D. from Drexel University. He has been recognized by the World Nuclear Association and American Society of Mechanical Engineers for excellence in nuclear power strategy and management. Mr. McNeill's business management experience and skills, insight into government and regulatory relations, extensive director experience and corporate governance training qualify him to serve on the Company's board of directors. Mr. McNeill also serves as the Company's lead director.

Helge H. Wehmeier	67	2012	2005

Mr. Wehmeier is now retired, but was an executive with Bayer Corporation for almost 20 years. He served as the Vice-Chairman of Bayer from 2002 to 2004, and, prior thereto, President and Chief Executive Officer from 1991 to 2002. While with Bayer, Mr. Wehmeier obtained substantial

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced

    merger and acquisition transactional and operation experience, as he oversaw the merger of three large companies in various industries into a single operating company. In addition, during his tenure Mr. Wehmeier maximized long-term value of Bayer and led the company to grow revenues from $5.5 billion to $11 billion. Prior to joining Bayer, Mr. Wehmeier was a member of the board of management of AGFA-Gevaert from 1987 to 1991, where he obtained experience running a worldwide business in a highly competitive consumer related business. Mr. Wehmeier has extensive experience as a director, and has served on the board of public companies since 1992. He is currently a director of PNC Financial Services Group, Inc. (since 1992) and Terex Corporation (since 2002). Through his board membership and executive experience, Mr. Wehmeier has acquired substantial training in corporate governance. Mr. Wehmeier was educated in Europe and is an alumnus of IMEDE Business School (Lausanne, Switzerland) and INSEAD Business School (Fontainebleau, France). Mr. Wehmeier's extensive experience as an executive of a public company, knowledge of and familiarity with international business markets, expertise in mergers and acquisitions, history of board membership and corporate governance training qualify him to serve on the Company's board of directors.

Peter S. Hellman	60	2011	2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 38 years of financial analysis experience and has been involved with investor relations for over 30 years. Mr. Hellman was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Nordson is a global leader in providing capital equipment to the packaging industry. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and valuable expertise in corporate transactions. Mr. Hellman has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 12 years. He is currently a director of Baxter International, Inc. (since 2005) and Qwest Communications International Inc. (since 1998). Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Since 1997, Mr. Hellman has been a member of the board of Case Western Reserve University and Western Reserve Academy. Mr. Hellman's long career and financial and operating

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced
experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company's board of directors.
Anastasia D. Kelly	60	2011	2002

Ms. Kelly joined the law firm of DLA Piper in 2010 as Of Counsel. Prior to joining DLA Piper, she was the Vice Chairman-Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. from 2006 to 2010, and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003 and Fannie Mae, a financial services company where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Through her long legal career and executive positions, Ms. Kelly has had extensive exposure to regulatory and compliance issues involving financial institutions and securities. She sits on the board of numerous philanthropic organizations and was also a director of Saxon Capital from 2004 to 2008. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly's legal expertise and knowledge, significant experience in corporate governance issues over the past 15 years and business management skills qualify her to serve on the Company's board of directors.

John J. McMackin, Jr.	58	2011	1994

Mr. McMackin is a principal and member of the executive committee of Williams & Jensen, PLLC, one of the nation's leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, corporate governance, financial regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and a juris doctorate from Yale Law School. He is a member of the District of Columbia Bar. Mr. McMackin's legal expertise, particularly with respect to corporate governance, and knowledge of government and regulation qualify him to serve on the Company's board of directors.

Hugh H. Roberts	58	2011	2007

Mr. Roberts is retired as of 2007. Prior to retiring, he was with Kraft Foods, Inc. for over 30 years, where he obtained profit and loss management and analysis experience and global experiences in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods

Name, Principal Occupation and Other Directorships	Age	Term Expires at Annual Meeting in	Year Service Commenced

    International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert's extensive business leadership skills, his management experience overseas in burgeoning markets and his substantial education in management and corporate governance issues qualify him to serve on the Company's board of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOUR NOMINEES IDENTIFIED ABOVE.

 Board Leadership Structure and Role in Risk Oversight

        The Company has no fixed policy on whether the roles of chairman of the board and chief executive officer should be separate or combined, with this decision being made based on the best interests of the Company considering the circumstances at the time. Currently, these roles are combined with Mr. Stroucken serving as both the chairman of the board and the chief executive officer. Mr. Stroucken possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is responsible for the day-to-day operation of the Company. Therefore, the Board believes that Mr. Stroucken is best positioned to efficiently develop agendas that ensure that the Board's time and attention are focused on the most critical matters and to execute strategic plans effectively. The Company's Corporate Governance Guidelines provide that the Chair of the Nominating/Corporate Governance Committee, who is an independent member of the Board, serve as lead director. The lead director acts as a key liaison with the chief executive officer, assists the chairman of the board in setting the board agenda, chairs executive sessions of the Board, and communicates board member feedback to the chief executive officer. In addition, the Company's non-management directors meet in regularly scheduled executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The Board believes this approach appropriately and effectively complements the combined role of chairman of the board and chief executive officer.

        The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Management Committee and the Audit Committee, as discussed in the description of the Risk Management Committee below, and in the charters of each committee. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board annually meets with the Company's regional presidents to review risk exposure with respect to the Company's strategic plans and objectives, in order to improve long-term organizational performance.

 Compensation Risk Assessment

        In 2009, the Compensation Committee engaged Watson Wyatt to conduct a risk assessment of the Company's executive compensation practices and the relationship between its executive compensation program design and organizational risk. Such study concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from a legal, human resources, auditing and risk management perspective and reviewed and discussed this assessment with the Compensation Committee. Based on both these assessments the Company concluded that it does not have any compensation programs or practices which could reasonably likely have a future material adverse effect.

        This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company's business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company's periodic reports on Form 10-Q and Form 8-K.

Information Concerning the Board

        The Board has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Independence

        A majority of the members of the Board are "independent" in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Jay L. Geldmacher, Peter S. Hellman, David H. Y. Ho, Anastasia D. Kelly, Corbin A. McNeill, Jr., Hugh H. Roberts, Helge H. Wehmeier, Dennis K. Williams and Thomas L. Young. In making this determination, the Board has determined that none of these directors has any material relationships with the Company other than their roles as directors.

        In connection with his retirement in 2005, the Company entered into a consulting agreement with Mr. Young, a member of the Board. The agreement, which expires on April 1, 2011, provides that Mr. Young, when and as requested by the chief executive officer, will provide certain advisory and consulting services. During the term of the agreement and for two years thereafter, he will not accept employment with, or provide consulting or similar services to, any party on any matters having any possible conflict with the interests of the Company. The principal service provided by Mr. Young under the agreement is to provide support for the Company in the form of witness testimony and consultation in certain third party reimbursement lawsuits the Company has pending. The Company will reimburse him for reasonable expenses that he incurs in providing these services for the Company. In addition, during the term of the agreement the Company will provide him necessary office space, equipment and services. In March 2007, the Board approved an amendment to Mr. Young's consulting agreement under which Mr. Young ceased receiving any further consulting payments under the consulting agreement and began receiving compensation as a director. Additionally, as of the beginning of 2008, Mr. Young voluntarily waived his right to have the Company provide him with office space and other services.

Attendance at Meetings by Directors

        In 2009, the Board met 9 times. In connection with the meetings of the Board, the non-management directors met 8 times in executive session in 2009 and the independent directors met twice.

        Each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2009 averaged 97.9% for directors as a group.

        The Company does not have a policy with regard to board members' attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the board attended the 2009 Annual Meeting.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines. A copy of the Guidelines is available on the Investor Relations section of the Company's website (www.o-i.com). A copy of the Guidelines is also available in print to share owners upon request, addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company's website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company's website are not a part of this Proxy Statement or incorporated by reference.

Non-Management Directors

        The non-management directors meet at most regularly scheduled Board meetings in executive session without management and hold such additional executive sessions as they determine necessary or appropriate. The non-management directors met 8 times in executive session in 2009. In addition, the independent directors met twice in executive session in 2009. The lead director or his designee presides at these executive sessions.

Lead Director

        The Chair of the Nominating/Corporate Governance Committee serves as the lead director. Mr. McNeill was appointed lead director effective December 8, 2006. The lead director acts as a key liaison with the chief executive officer, assists the chairman of the Board in setting the Board agenda, chairs executive sessions of the Board, and communicates board member feedback to the chief executive officer.

Stock Ownership

        In 2005 the Board established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company's Common Stock having a value equal to five times the director's annual cash retainer. The directors have four years from the effective date of the policy or the date of joining the Board, if later, to attain the required stock ownership guideline. Until the stock ownership guidelines are met, directors are required to retain 100% of the "net profit shares" acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Communicating with the Board

        Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the lead director, any Board committee or any chair of any such committee by mail. To communicate with the Board, the lead director, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o General Counsel/Corporate Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the office of the Company's general counsel for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the general counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Process for Selecting Nominees for the Board

        The Nominating/Corporate Governance Committee of the Board is responsible for identifying individuals qualified to become members of the Board and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners at an annual or special meeting of share owners. In identifying candidates for membership on the Board, the Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. The Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and shall consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

        The Board currently consists of 12 members. Under the Company's Restated Certificate of Incorporation, the maximum size of the Board is 12 members. That provision cannot be repealed or amended unless approved by the affirmative vote of holders of not less than 80% of all outstanding shares of Common Stock.

        The Nominating/Corporate Governance Committee will consider potential candidates for director that have been recommended by the Company's directors, the chief executive officer, other members of senior management, and share owners. The procedures for the nomination of director candidates by share owners are described below under the heading "2011 Annual Meeting of Share Owners." Outside consultants may also be employed to help in identifying potential candidates.

        Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail, and determine which individuals to explore in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to seriously consider and move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors whose performance is satisfactory generally will be renominated by the Board at the end of their term. In that case, the Nominating/Corporate Governance Committee does not consider a vacancy to exist.

Qualifications of Director Nominees

        Candidates for the Board should show evidence of leadership in their particular field, have broad business experience and the ability to exercise sound business judgment. In addition, candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates should also be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Further information can be found below under the heading "Nominating/Corporate Governance Committee."

Committees of the Board of Directors

        Subject to applicable provisions of the Company's By-Laws, the Board appoints the members of each committee. The Board may, at any time, change the authority or responsibility delegated to any committee. There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Management Committee.

Committee Membership

        The members of the Board serving on committees of the Board and the number of meetings held in 2009 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Management
Independent Directors:
Gary F. Colter	X		X
Jay L. Geldmacher	X
Peter S. Hellman	Chair	X
David H. Y. Ho				X
Anastasia D. Kelly		X
Corbin A. McNeill, Jr.		X	Chair
Hugh H. Roberts		Chair
Helge H. Wehmeier			X	X
Dennis K. Williams	X	X
Thomas L. Young (1)				Chair
Non-Independent Directors:
John J. McMackin, Jr.				X
Employee Director:
Albert P. L. Stroucken				X
Number of Meetings in 2009	11	5	3	3

(1)
On March 25, 2010, the Board determined that Mr. Young is an independent director.

Audit Committee

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). It represents and assists the Board with the oversight of: (a) the integrity of the Company's financial statements and internal controls; (b) the Company's compliance with legal and regulatory requirements; (c) the independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board (the "Audit Committee Charter"), which sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Hellman, the chair of the Committee, and Mr. Colter are each qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission ("SEC") regulations and that all of the Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

        The Compensation Committee assists the Board with respect to compensation of the Company's executive officers and directors. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated Stock Option Plan, the Amended and Restated 1997 Equity Participation Plan, the 2005 Incentive Award Plan, the Company's annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

        The Compensation Committee operates under a written charter adopted by the Board (the "Compensation Committee Charter"), which sets out the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Compensation Committee is an "independent director" under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board (a) in identifying individuals qualified to become directors, consistent with criteria approved by the Board, and recommending that the Board select the candidates for all directorships to be filled by share owners or the Board; (b) by developing and recommending to the Board a set of corporate governance principles applicable to the Company; (c) by overseeing the evaluation of the Board; and (d) by taking a leadership role in shaping the corporate governance of the Company.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board (the "Nominating/Corporate Governance Committee Charter"), which sets out the specific responsibilities of the Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Nominating/Corporate Governance Committee is an "independent director" under the New York Stock Exchange listing standards.

        The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described below under the heading "2011 Annual Meeting of Share Owners."

Risk Management Committee

        The Risk Management Committee assists the Board in fulfilling its responsibility to share owners, potential share owners and the investment community by (a) assessing, and providing oversight to management relating to the identification and evaluation of, major strategic, operational, regulatory, information and external risks inherent in the business of the Company (the "Risks") and the control processes with respect to the Risks; (b) overseeing the risk management, compliance and control activities of the Company; (c) overseeing the integrity of the Company's systems of operational controls regarding legal and regulatory compliance; and (d) overseeing compliance with legal and regulatory requirements, including, without limitation, with respect to the conduct of the Company's business. The Risk Management Committee does not have responsibility for matters subject to the jurisdiction of another committee of the Board pursuant to that committee's charter. Under the terms of its charter, the Risk Management Committee (i) reviews and evaluates management's identification of all major Risks to the business and their relative weight; (ii) assesses the adequacy of management's risk assessment, its plans for risk control or mitigation, and disclosure; (iii) reviews the Company's disclosure of Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (iv) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the chief financial officer and the independent registered public accounting firm (A) any significant risks or exposures; (B) the steps management has taken to minimize such risks or exposures; and (C) the Company's underlying policies with respect to risk assessment and risk management.

Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Investor Relations section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the Corporate Secretary at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Company intends to post amendments to, or waivers from, its Code of Business Conduct and Ethics (to the extent applicable to the Company's directors, executive officers, principal financial officer or principal accounting officer) at this location on its website.

DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

        Each non-management director of the Company receives an annual retainer of $60,000, payable quarterly. Each non-management director also receives $2,000 for each Board meeting in which such director participates. The Chair of the Audit Committee receives an additional annual retainer of $20,000, the Chair of the Compensation Committee receives an additional retainer of $15,000, and each non-management director who serves as a chair of any other Committee receives an additional annual retainer of $10,000. The lead director receives an annual retainer of $20,000 in addition to the annual retainer for service as chair of a Committee. Each non-management director who serves as a member of a committee of the Board (including as chair) receives $2,000 for each committee meeting in which such director participates. In addition, each non-management director will receive each year on the date immediately following the date of annual meeting of share owners, a grant of restricted stock units ("RSUs") under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. with respect to a number of shares of Common Stock having a fair market value on the date of grant equal to $85,000, rounded up or down to nearest whole share of Common Stock. RSUs will be 100% vested on the first anniversary of date of grant ("Normal Vesting Date"), or earlier upon a director's termination of membership by reason of director's death, disability or retirement. In addition, upon a Director's termination of membership for any reason other than death, disability, retirement or for cause, RSUs will vest pro rata on a daily basis based on number of days of service in the 12-month period from date of grant to normal vesting date. Any unvested RSUs are forfeited at termination of membership on the Board. Upon a director's termination of membership for cause all RSUs are immediately forfeited. Vested RSUs will be paid in shares of Common Stock, on a one for one basis, within 30 days after normal vesting date, or if earlier, within 30 days after termination of membership which constitutes a separation from service under Section 409A of the Internal Revenue Code. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

        The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors' fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies, plus one percent. Distributions from the plan are made in cash.

        From time to time the Compensation Committee engages a compensation consultant to conduct a competitive analysis of market pay levels for non-employee directors and to make recommendations for program changes, as appropriate. In 2007, the Compensation Committee engaged Watson Wyatt to do such an analysis, resulting in certain changes to the compensation for non-employee directors on January 1, 2008.

        The total compensation paid to non-management directors in 2009 is reflected in the following table.

DIRECTOR COMPENSATION IN 2009

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Gary F. Colter	$117,087	$84,995	$0	$0	$202,082
Jay L. Geldmacher (4)	60,593	84,995	0	0	145,588
Peter S. Hellman	118,913	84,995	0	0	203,908
David H. Y. Ho	80,000	84,995	0	0	164,995
Anastasia D. Kelly	93,870	84,995	0	0	178,865
John J. McMackin, Jr.	82,000	84,995	0	0	166,995
Corbin A. McNeill, Jr.	124,000	84,995	0	0	208,995
Hugh H. Roberts	97,130	84,995	0	0	182,125
Helge H. Wehmeier	90,000	84,995	0	0	174,995
Dennis K. Williams	108,000	84,995	0	0	192,995
Thomas L. Young (5)	94,000	84,995	0	0	178,995

(1)
The cash amounts paid to each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer	Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter	$60,000	$11,087	$18,000	$28,000	$117,087
Jay L. Geldmacher (4)	36,593	0	12,000	12,000	60,593
Peter S. Hellman	60,000	8,913	18,000	32,000	118,913
David H. Y. Ho	60,000	0	16,000	4,000	80,000
Anastasia D. Kelly	60,000	5,870	18,000	10,000	93,870
John J. McMackin, Jr.	60,000	0	16,000	6,000	82,000
Corbin A. McNeill, Jr.	60,000	30,000	18,000	16,000	124,000
Hugh H. Roberts	60,000	9,130	18,000	10,000	97,130
Helge H. Wehmeier	60,000	0	18,000	12,000	90,000
Dennis K. Williams	60,000	0	18,000	30,000	108,000
Thomas L. Young	60,000	10,000	18,000	6,000	94,000
(2)
Amounts in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board ("FASB") ASC Topic 718. The aggregate number of shares of restricted Common Stock held at December 31, 2009 by each Director is 6,269 for Mr. Colter (including 4,751 RSUs), 4,751 for Mr. Geldmacher (all RSUs), 6,269 for Mr. Hellman (including 4,751 RSUs), 4,751 for Mr. Ho (all RSUs), 6,269 for Ms. Kelly (including 4,751 RSUs), 6,269 for Mr. McMackin (including 4,751 RSUs), 6,269 for Mr. McNeill (including 4,751 RSUs), 4,751 for Mr. Roberts (all RSUs), 6,269 for Mr. Wehmeier (including 4,751 RSUs), 6,269 for Mr. Williams (including 4,751 RSUs), 6,269 for Mr. Young (including 4,751 RSUs). Mr. Stroucken who as a management director receives no compensation for his service on the Board, holds 117,107 shares of restricted Common Stock, all of which he received in his capacity as an executive of the Company.

(3)
All options previously granted to directors were fully amortized and expensed prior to 2006. The aggregate number of shares of Common Stock subject to options outstanding at December 31, 2009 for each Director is 10,000 for Ms. Kelly, all of which are currently exercisable, 10,000 for Mr. McMackin, all of which are currently exercisable and 5,000 for Mr. Young, all of which are currently exercisable.

(4)
Mr. Geldmacher did not join the Board until April 2009.

Certain Transactions

        During 2009, the law firm of Williams & Jensen, PLLC, of which Mr. McMackin is a member, received fees for legal services in connection with various matters. It is anticipated that the Company will continue to utilize the services of Williams & Jensen, PLLC, on various Company matters.

        In connection with his retirement, the Company entered into a consulting agreement with Mr. Young, a member of the Board. The agreement provides that Mr. Young, when and as requested by the chief executive officer, will provide consulting services and advice to the Company. The term of the agreement, which began on April 1, 2005 after Mr. Young ceased his employment with the Company, is for six years. Mr. Young may provide up to 60 days of advisory and consulting services in the first year of the agreement, up to 50 days of advisory and consulting services in the second year of the agreement and up to 40 days of advisory and consulting services in the third year of the agreement. During the term of the agreement and for two years thereafter, he will not accept employment with, or provide consulting or similar services to, any party on any matters having any possible conflict with the interests of the Company. The principal service provided by Mr. Young under the agreement is to provide support for the Company in the form of witness testimony and consultation in certain third party reimbursement lawsuits the Company has pending. The Company will reimburse him for reasonable expenses that he incurs in providing these services for the Company. In addition, during the term of the agreement the Company will provide him necessary office space, equipment and services. In March 2007, the Board approved an amendment to Mr. Young's consulting agreement under which, effective on the date of the 2007 Annual Meeting, Mr. Young ceased receiving any further consulting payments under the consulting agreement and began receiving compensation as a director. As of the beginning of 2008, Mr. Young voluntarily waived his right to have the Company provide him with office space and other services.

Compensation Committee Interlocks and Insider Participation

        During 2009, the following directors served on the Compensation Committee of the Board: Anastasia D. Kelly (Chair through April 22, 2009), Peter S. Hellman, Corbin A. McNeill, Jr., Hugh H. Roberts (Chair beginning April 23, 2009) and Dennis K. Williams. No member of the Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company's directors served as an executive officer at any time during 2009.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        The Compensation Committee of the Board (the "Committee") discharges the Board's responsibilities relating to compensation of the Company's executives and directors. In order to maximize overall Company performance, the Committee believes it is essential to successfully attract, retain and reward senior management. Those objectives are furthered by offering market competitive compensation in a manner that emphasizes performance-based pay. The Committee annually evaluates the senior management compensation program structure and pay levels, with emphasis on base salary, and annual and long-term incentives as they comprise the largest portion of total compensation. Approximately 65% of total compensation opportunity is variable and based on Company, business unit and individual performance. Total pay opportunity and each pay element is targeted at the 50th percentile of the established market; actual compensation earned is a function of individual, Company and share performance and may be substantially more or less than the target opportunity.

        To assess the historical alignment of pay and performance, the Committee requested that Watson Wyatt, the Committee's executive compensation consultant, prepare annual analyses of historical pay and Company performance, most recently for the period 2006 – 2008 against the pay and performance of our comparator group (see below for list of peer companies). Historical realizable pay is the amount of compensation (base salary, annual incentive payouts and long-term incentive fiscal year end 2008 values and payouts) the top five executives have realized (or potentially could realize). Historical performance was evaluated on several key financial metrics. Three metrics were used to complete this study over the three year period 2006 to 2008—total share owner return ("TSR"), average return on invested capital ("ROIC"), and earnings per share ("EPS") growth. These metrics were chosen as they strike a balance between growth and return measures, offer an external investor perspective (i.e., TSR), and describe the Company's bottom-line business performance and capital efficiency. In addition, ROIC and EPS are measures used in the Company's performance share plan during the 2006 – 2008 time period. Overall, the Watson Wyatt study indicated that realizable pay over this time period was at the 18th percentile while overall performance was at the 73rd percentile. Although this study indicated that the Company's realizable pay levels lag performance for this period, it has been aligned in prior years. The Committee determined that, to a large extent, the lack of alignment this year was due to stock price volatility from 2007 – 2008 along with a higher degree of performance sensitivity in the incentive plans relative to industry peers. The Committee, through its consultant, will monitor these results and consider compensation program adjustments as warranted in future years.

        In considering adjustments to base salary, the Committee annually reviews competitive market data and makes individual assessments of each named executive officer's performance and experience to determine appropriate merit and / or market adjustments. In 2009, the Committee determined that, due to the global economic environment and the uncertainty of the recovery period, merit adjustments would not be granted to the named executive officers. Salaries for this group are positioned between the market 25th and 50th percentiles.

        O-I's annual incentives largely focus on Company profitability. In 2009, the Company did not meet its annual incentive plan target performance level for EBIT, however, the Company exceeded its target performance levels for both gross profit margin and working capital as a percent of sales. This resulted in above target payouts for the named executive officers.

        O-I's long-term incentive program is entirely equity-based and consists of three components: non-qualified stock options (40% of award value), performance shares (40% of award value) tied to achievement of three-year financial goals, and restricted stock (20% of award value). The Committee believes this long-term incentive mix optimally achieves the compensation objectives of performance-based rewards linked to share owner value and retention. The 2007 – 2009 performance share cycle resulted in a maximum payout due to the Company exceeding the established goals for EPS and ROIC.

        The Committee believes that, overall, the Company's compensation programs are well aligned to both share owner interests and the competitive market and are designed to reward overall Company and individual performance. The Committee will regularly review the current compensation programs to ensure such alignment continues.

Compensation Programs

        In determining total compensation levels for the Company's named executive officers, the Committee reviews tally sheets and market pay. Tally sheets allow the Committee to understand total historical pay opportunity, realizable pay, current unvested compensation, accumulated wealth, perquisites, benefits, and amounts payable upon separation from service under various events. The Committee examines two sources of market data—data from a comparator group of peer companies and data from published surveys.

        The comparator group of companies is a selected mix of companies in the packaging and manufacturing sectors with an emphasis on companies with characteristics similar to the Company's such as size, global presence, asset intensity, and other relevant factors. Watson Wyatt reviews available data from public companies and, based on its knowledge of our industry and the Committee's preferences, recommends companies for possible inclusion in the comparator group. The chief executive officer and senior vice president, chief human resources officer review the list prior to presenting it to the Committee, and may make recommendations of other companies to consider, or to exclude based on their knowledge of the Company's industry. The Committee determines the final list of companies to be included.

        The Committee reviews the list of comparator companies on an annual basis. The intent is to maintain stability in the comparator group over time, although changes may be made based on comparator company performance, mergers / acquisitions, and other relevant factors. Watson Wyatt performs an independent review of the peer group for potential changes, if any. The goal is to stay consistent with the peer size range and business economics, such as the Industrials and Materials industry. The only change to the 2009 peer group was the removal of Rohm & Haas, due to its acquisition by Dow Chemical.

        The comparator group of companies used for benchmarking compensation in 2009 were:

Ball Corp.	Owens Corning
Bemis Co. Inc.	Pactiv Corp.
Borgwarner Inc.	Parker-Hannifin Corp.
Crown Holdings Inc.	PPG Industries, Inc.
Cummins Inc.	Praxair Inc.
Dana	Sealed Air Corp.
Dover Corp.	Silgan Holdings Inc.
Eastman Chemical Co.	Smurfit-Stone Container Corp.
Eaton Corp.	Sonoco Products Co.
Illinois Tool Works	Temple-Inland Inc.
Ingersoll-Rand Co. Ltd.	Timken Co.
ITT Corp.	TRW Automotive Holdings Corp
Meadwestvaco Corp.

        The comparator group of companies had median revenue of $7.6 billion in 2008, and median market cap of $2.5 billion at December 31, 2008, compared to O-I's revenue of $7.9 billion and market cap of $4.6 billion.

        In addition to examining the compensation data published by these companies in their proxies, the Committee also considers data published in general executive compensation surveys. Although there is a priority placed on data from other manufacturing companies, the view may be broadened to allow for a wider comparison, in particular for certain positions below the named executive officers which may not be separately reported by the comparator group. The following surveys were used to conduct the published survey analysis:

  •
  Watson Wyatt Data Services—2009/10 Top Management Survey

  •
  William M Mercer—2009 Executive Compensation Survey

  •
  Towers Perrin—2009/2010 Executive Compensation Database

  •
  Hewitt—2009 Executive Total Compensation Measurement Survey

        The Committee considered data from the general industry as well as the durable goods manufacturing industry. All survey data have been adjusted (where available) through regression analysis to reflect the Company's or applicable business unit revenues.

        Data on base pay, annual incentives and long-term incentives are viewed individually and in aggregate when reviewing total compensation levels.

Total Direct Compensation

        Total direct compensation is the combination of base pay, annual incentive and long-term incentives. The Company's compensation structure (base salary midpoint, target annual incentive and target long-term incentive) is positioned at or near the 50th percentile of the market. A particular executive officer's total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, and Company performance. In making compensation decisions, the Committee considers each component and the executive officer's total direct compensation to assure overall alignment with the Company's compensation philosophy and principles.

 Base Pay

        The base pay program is designed to ensure the Company's ability to attract and retain key executives. Base salary market values are positioned at approximately the 50th percentile of the market. Individual salaries may be higher or lower depending upon a number of factors, including performance, experience, leadership and past assignments.

        The Committee reviews executive officer salaries at least once per year, and may adjust salaries according to current market conditions, individual performance, and the results of benchmarking against survey data.

        Based on recent global economic conditions and the uncertainty of the economic recovery period, the Committee determined that no base salary increases would be granted in 2009 to any named executive officer.

Annual Incentive

        The annual incentive is designed to motivate the achievement of overall financial results as well as motivate individual performance. Annual incentive target values are generally positioned at the 50th percentile of the market. Each year the Committee reviews the performance measures to ensure they are providing appropriate incentives for the achievement of goals that are important to the Company for that year. The Committee may change the measures used, the weightings, and how the targets are set for the upcoming year.

        In 2009, the program measured the achievement of EBIT (1), gross profit margin (2), and working capital as a percent of sales (3). All three measures are the same as those used in 2008.

        The Committee believes that the balance among these three metrics is important to driving share owner value and motivating the right leadership behaviors. EBIT linked with gross profit margin encourages profitable growth and provides a meaningful indicator of management's performance in managing the Company's base business. Working capital focuses management on cash generation and provides a meaningful link to the Company's balance sheet.

(1)
EBIT is based on the Company's Segment Operating Profit and consists of consolidated earnings from continuing operations before interest income, interest expense and provision for income taxes and excludes charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations. An adjustment is made to reported EBIT relating to the Company's international operations where local currency amounts are converted into U. S. dollars using currency exchange rates that were determined in connection with setting the incentive targets.

(2)
Gross profit margin is calculated by dividing gross profit by net sales. As with EBIT, all foreign currency amounts are translated at predetermined rates to avoid unanticipated effects of exchange rate fluctuations.

(3)
Management working capital is defined as accounts receivable, inventory and repair parts, less accounts payable. Working capital as a percent of sales is calculated using a five point average (measured at December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009, and December 31, 2009). As with EBIT, all foreign currency amounts are translated at predetermined rates to avoid unanticipated effects of exchange rate fluctuations.

        An incentive pool is created by exceeding performance thresholds against established targets for EBIT, gross profit margin, and working capital. Each measure stands alone and may result in incentive pool funding. If an incentive pool is created, the amount payable is determined based on exceeding performance thresholds against the established targets and the weighting of each metric. For the Company overall, as well as for the business units, the weighting for 2009 was EBIT at 40%, gross profit margin at 40%, and working capital at 20%.

        Once the pool is created, 80% of the individual award is based strictly on overall financial results, with the remaining 20% being discretionary to reward individual performance and results, and overall leadership contribution to the Company. Individuals may earn from 0% to 40% on a discretionary basis. In 2009, the awards to named executive officers were determined either at the Company level, where 100% of the financial results is based on total Company results (Messrs. Stroucken, White, Baehren and Crawford); or at a business unit level, where 50% of the financial results is based on business unit results, with the remaining 50% being based on total Company results (Mr. Lorente).

        The Committee reviews and approves the measures and financial targets set for each plan year. In this process, it considers the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors. Over the past five years, payouts ranging from zero to 200% of target have been earned at the Company level, which is indicative of the variability of bonus payouts in years when financial performance is lower or higher.

        For 2009, the Company and three of the four business units achieved greater than target performance overall, while the remaining business unit achieved less than target performance. Specific overall Company performance is shown below:

	Weight	Target		Reported Amts As Adjusted
EBIT	40%	$1,016.0	MM	$954.4	MM
Gross Profit Margin	40%	20.4%		21.06%
Working Capital	20%	18.3%		17.62%

        Mr. Lorente participated in the results of two business units due to his transfer from South America to Europe. The EBIT and working capital results of the two business units are shown below:

        South America:

	Weight	Target		Reported Amts As Adjusted
EBIT	40%	$319.0	MM	$304.1	MM
Working Capital	20%	17.7%		17.79%

        Europe:

	Weight	Target		Reported Amts As Adjusted
EBIT	40%	$435.4	MM	$391.1	MM
Working Capital	20%	22.8%		22.95%

        Additionally, each business unit's gross profit margin was above its target. Targets for both business units were established consistent with the overall Company budget (as approved by the Board of Directors).

        Target awards are set for each executive. For 2009, the targets and payouts (both as a percentage of base pay) earned were:

Name	Target	Actual Payout
Albert P. L. Stroucken	150%	244.2%
Edward C. White	80%	125.8%
James W. Baehren	65%	92.9%
L. Richard Crawford	80%	102.9%
Jose Lorente	60%	94.0%

        In determining the discretionary portion of the 2009 SMIP payouts, the Committee made a subjective assessment of the leadership contribution of each named executive officer and decided that Mr. Stroucken earned 34%, Mr. White earned 30%, Mr. Baehren earned 20%, Mr. Crawford earned 10% and Mr. Lorente earned 20% for the discretionary component of the SMIP.

Long-Term Incentives

        Long-term incentive compensation is delivered solely in the form of equity. Delivering this component of executive compensation as equity further aligns the executive officers' interests with share owner interests. This component of the executive compensation package rewards each executive officer's current contributions to the Company and provides motivation to achieve overall Company goals and drive share owner value over time.

        Three types of equity are awarded: stock options, restricted stock and performance shares. The awards are expressed as a dollar amount and split as follows at the executive officer level:

  •
  40% of the award value is made in non-qualified stock options

  •
  20% of the award value is made in restricted stock

  •
  40% of the award value is made as performance shares

        Individual equity awards are determined based on a review of data from the comparator group, as well as published survey data. Awards are targeted at the 50th percentile of the market. Individual awards may vary based on performance, leadership, potential and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award and, in the case of the performance shares, on the achievement of certain goals over a three-year performance period.

        Stock options and performance shares, which equate to 80% of the fair value of the long-term incentive award, have a strong pay for performance orientation. They are a significant enough portion of total compensation to have a meaningful impact to the executive's total compensation if goals are not achieved or if the Company shares do not appreciate over the long term. Restricted stock is intended to strengthen retention. The use and overall weighting of performance shares (40% of total long-term incentive fair value) focus executives on fundamental long-term financial goals in addition to stock price performance. The combination of 100% of long-term incentive awards being granted in the form of equity along with the Company's stock ownership guidelines (described below) promotes significant alignment with share owner interests. For 2009, the executive officers received grants with the following fair market values:

Name	Target
Albert P. L. Stroucken	$4,000,000
Edward C. White	$450,000
James W. Baehren	$450,000
L. Richard Crawford	$500,000
Jose Lorente	$300,000

        The actual amount earned under this plan is a function of the performance of the Common Stock, and additionally for the performance shares, Company performance against pre-established three year goals.

        The Committee reviews the mix of long-term incentive awards annually, and may make changes based on relevance to desired business objectives and market practices. In 2009, the Committee did not change the mix of long-term incentive awards from 2008.

Stock Options

        The fair value of options is equal to the Black-Scholes value of an option to purchase Common Stock on the grant date, using the same assumptions used for financial accounting purposes. To determine the number of options awarded, 40% of the total long-term incentive award is divided by the Black-Scholes value of the option on the date of the grant to determine the number of options granted. For instance, assuming an overall long-term incentive award equal to $100,000, Common Stock price of $30.00, and Black-Scholes value of $14.01, the number of options granted would be calculated as follows:

$100,000 X 40% = $40,000 / $14.01 = 2,855 options

        Stock options vest 25% on each of the four anniversaries following the grant date. The options expire after a term of seven years.

Restricted Stock

        To determine the number of shares awarded, 20% of the total value of the approved equity award is divided by the Common Stock price on the date of grant to arrive at the number of restricted shares granted. For instance, assuming an overall total long-term incentive award equal to $100,000, and Common Stock price of $30.00, the number of shares granted would be calculated as follows:

$100,000 X 20% = $20,000 / $30.00 = 667 shares

        Restricted shares vest 25% on each of the four anniversaries following the grant date.

Performance Shares

        The third form of equity granted is performance shares. Performance shares are meant to reward financial performance over a three-year cycle. Grants made in 2007 have a performance cycle of January 1, 2007—December 31, 2009; 2008 grants have a performance cycle of January 1, 2008—December 31, 2010; 2009 grants have a performance cycle of January 1, 2009—December 31, 2011.

        Subject to certain exceptions, performance shares do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria are approved by the Committee at the grant date. The performance shares granted for 2007, 2008 and 2009 measure the Company's performance over a three-year period in return on invested capital (calculated as EBIT, times one minus the Company's tax rate, divided by the sum of total debt and total share owners' equity) ("ROIC"), and EPS (defined as earnings per share from continuing operations before asbestos-related charges and items that are not representative of ongoing operations). ROIC and EPS are equally weighted. If performance against both targets is below the threshold level relative to the targets established by the Committee for the three-year period, no award is earned. To the extent that performance against either or both of the targets meets or exceeds the threshold level relative to the established targets for the three-year period, named executive officers can earn from 50% to 150% of the award granted. The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

        For purposes of determining the number of performance shares granted, the value of a performance share is equal to 80% of the Common Stock price on the date of grant. On behalf of the Compensation Committee, in 2008, Watson Wyatt conducted an analytical review of the degree of difficulty of the performance goals based on probability testing using historical financial results and predicted volatility. Based on the analysis, it was determined that 20% is an appropriate performance discount rate to determine the number of shares to deliver the targeted award value. To determine the number of performance shares to grant, 40% of the total value of the approved equity award is divided by 80% of the Common Stock price on the grant date. For instance, assuming an overall long-term incentive award equal to $100,000 and Common Stock price of $30.00, the number of performance shares granted would be calculated as follows:

$100,000 X 40% = $40,000 / ($30.00*80%) = 1,667 units

        If the performance goals are met at the end of the performance period, performance shares are paid out in shares of Common Stock.

        The Committee has discretion to make changes in the performance goals based on certain one-time events, accounting / tax rule changes, changes to capital structure, and / or extraordinary items that do not accurately represent the Company's operating performance.

        For the 2007 – 2009 performance cycle, a payout at 150% of target was earned against the noted goals:

	Three- Year Target	Actual
ROIC	8.25%	12.78%
EPS	$0.61	$2.93

        This achievement reflects adjustments to the targets made in 2007 by the Compensation Committee to reflect the divestiture of the Plastics business.

Application of Compensation Policies

        The Compensation Committee applies the same compensation philosophies and guiding principles when determining total compensation for all named executive officers, including Mr. Stroucken. The Compensation Committee also uses the same principles for all the named executive officers in determining the amounts of their equity based compensation, including considering the range appropriate to the executive's level as compared to the market, individual performance and potential future individual contributions to the growth and development of the Company.

        The overall total compensation level for Mr. Stroucken differs from the other named executive officers for several reasons. First, as chief executive officer, Mr. Stroucken has ultimate management responsibility and the key leadership role in the Company and has substantially greater decision making authority and responsibility than other named executive officers. Second, the chief executive officer has the primary responsibility for carrying out the strategic plans and policies of the Company and is the officer with ultimate accountability. Finally, the amount of the chief executive officer's compensation is higher than the other named executives as it is reflective of the competitive market for chief executive officer services in the Company's peer group and not because of different compensation policies.

Equity Granting Practices

        The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the named executive officers. Each December, the Committee is asked to determine the overall amount (dollar value) of equity available for awards during the upcoming year's grant cycle. In making a proposal to the Committee, the Company reviews prior year grants, current competitive market data, run rate and overhang data, and each executive officer's overall compensation package in relation to the market. Once the overall amount of equity available is determined, the chief executive officer makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with Watson Wyatt to determine chief executive officer grant value using the same general criteria. The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval (or the last business day prior to the grant date if the grant date falls on a non-business day). In order to streamline administrative processes, an annual grant date of March 7 has been adopted by the Committee. That date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all named executive officers.

        All equity grants to officers of the Company must be approved by the Committee. The Committee did, however, delegate authority to the chief executive officer to grant a certain number of awards, not to exceed 100,000 shares, (whether options, restricted stock, or performance shares) for events such as the hiring or promotion of key personnel, provided the recipient is not an officer subject to Section 16(b) of the Securities Exchange Act of 1934, which would require Committee approval.

Stock Ownership Guidelines

        In 2005, the Committee implemented stock ownership guidelines for all executive officers. The guidelines are as follows:

  •
  Chairman and Chief Executive Officer—5 times base salary

  •
  Senior Business / Function Leaders—2.5 times base salary

  •
  Other Key Leaders (as designated by the Chief Executive Officer)—1.5 times base salary

        The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guideline. In addition, the Committee has also implemented share retention guidelines. These guidelines state that, until the stock ownership guidelines are met, executive officers are required to retain 75% of the "net profit shares" acquired from option exercises, or vested restricted stock or performance shares. "Net profit shares" are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

        The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays of promotions and / or future compensation increases.

        Ownership achievement against guideline is measured at June 30 each calendar year, based on a 200-day moving average of the stock price. For 2009, the named executives have achieved the following against their guideline:

Albert P. L. Stroucken	233%
Edward C. White	302%
James W. Baehren	275%
L. Richard Crawford	263%
Jose Lorente	91%

Tax Deductibility under 162(m)

        Under U. S. federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1,000,000 to named executive officers based in the U.S. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by share owners and meet other requirements. The Company's policy is to qualify its incentive compensation programs for full corporate deductibility, to the extent feasible and consistent with its overall compensation goals. The Company has taken steps to qualify its annual incentives, as well as stock options and performance share awards under its equity plan, for full deductibility as "performance-based compensation." The Company may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve the Company's compensation objectives and to protect share owner interests.

Health and Welfare and Retirement Benefits

        The Company maintains a comprehensive health and welfare benefits plan for all its U.S. based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all salaried employees of the Company. Named executive officers residing outside the U.S. generally participate in health and welfare benefit plans offered to salaried employees in their home location.

        The Company also maintains life insurance benefits for its named executive officers who were officers prior to 2006. Six months and one day after retirement, the paid-up policy is distributed to the executive officer. The retiring executive officer also receives a tax reimbursement for the value of the policy. In 2006, the Company closed this plan to new entrants. U.S. executive officers hired after December 31, 2005 are covered by a term life policy. The term life policy may be converted, at the participant's expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

        The U. S. Salary Retirement Plan (a defined benefit pension plan), was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post-December 31, 2004, however, are only eligible to be paid on an annuity basis. As a qualified plan, benefits are limited by IRS regulations.

        For those U. S. employees who earn compensation in excess of these limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan ("SRBP"). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Stroucken accrues a benefit under this plan pursuant to the terms of his employment agreement.

        The Company maintains a defined contribution plan for the benefit of employees based in Brazil. Similar to a 401(k) plan in the United States, this plan provides employees the opportunity to contribute on a tax advantaged basis, and to receive a Company match on their contributions. The plan complies with local regulations governing defined contribution benefits in Brazil.

        The Stock Purchase and Savings Program ("SPASP") is a defined contribution plan, provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time subject to blackout periods and other trading window restrictions. For participants hired January 1, 2005 and later, who are not eligible to participate in the Salary Retirement Plan, the Company also makes a base contribution to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

Other Benefits

        In 2008, Watson Wyatt performed a comprehensive analysis of the Company's perquisites in terms of both value and prevalence of use. The perquisites were compared using a variety of perspectives: the Company's peer group, the S&P 100 and the Fortune 500. Overall the Company's perquisites are competitive with the peer group median. Under Board policy, for security reasons, the Company's chief executive officer generally uses the Company aircraft for both business and personal travel. Per the terms of his employment agreement, Mr. Stroucken's personal use of the Company aircraft is limited to 50 hours per year. Personal use of the Company aircraft by any other officer requires the approval of the chief executive officer.

Eligible O-I Executives
O-I Benefits & Perquisites
	Value Provided by O-I	Stroucken	White	Baehren	Crawford	Lorente

Health & Welfare—US Executives
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X
Retiree Medical			X	X	X
Supplemental Whole Life (hired prior to 2006)	3x Base Salary		X	X	X
Supplemental Term Life (hired after 2006)	3x Base Salary	X
Health & Welfare—Non-US Executives
Supplemental Whole Life (hired prior to 2006)	$400,000					X
Retirement—Qualified
Salary Retirement Plan (DB1)	1.212% × Pay[4] × Service		X	X	X
Stock Purchase & Savings Program (DC2)[6]	2% Base Salary	X
Brazil defined contribution plan (DC2)						X
Stock Purchase & Savings Program (DC2)	50% up to first 8% Base Salary	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 19% Base Salary with Interest[7]	X	X	X	X
Perquisites
Car Allowance	$2,000 per month	X	X	X	X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X
Physical Examination	Up to $3,500 per year (single provider in Toledo)	X	X	X	X
Home Security System	Installation, monitoring, and fees	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year	X
Tax Reimbursement	Varies by perquisite	X	X	X	X

1.
DB = Defined Benefit (e.g., pension plan)

2.
DC = Defined Contribution (e.g., 401(k) plan)

3.
Defined benefit pension plan was closed to new entrants after 12/31/2004, but participants continue to accrue benefits

4.
Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

5.
Pay = average annual earnings above the Social Security wage rate at retirement

6.
For participants hired after 1/1/2005

7.
For deferrals prior to January 1, 2009, interest compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody's A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company's qualified 401(k) plan based on individual investment elections.

        In 2009, the Committee undertook an analysis of the tax gross-ups being provided to named executive officers, specifically for personal use of the Company aircraft, tax and financial planning services, executive life insurance, and secular trust arrangements. Based on this review, it was determined that gross-ups on personal use of Company aircraft and financial planning and tax preparation services would be discontinued effective after December 31, 2009. The Company will also eliminate the home security perquisite after that date. The Committee reviewed various alternatives regarding the executive life and secular trust benefit gross-ups and concluded that it was not in the share owners' best interest to incur the costs required to eliminate these contractually based benefits for those eligible. These programs have been closed to new entrants and new executive agreements will not include tax gross-ups. In addition, Mr. Stroucken's employment agreement calls for a gross-up on the taxable compensation attributed to his executive life insurance benefit. Mr. Stroucken has waived his right to receive such a gross-up.

Roles and Responsibilities

        There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board's responsibilities relating to compensation of the Company's executive officers. See description of the Committee above under the heading "Committees of the Board."

Executive Compensation Consultant

        To assist the Compensation Committee in carrying out its duties and responsibilities, the Committee contracts with an executive compensation consultant. The Committee has retained Watson Wyatt & Company ("Watson Wyatt") to provide the Committee with competitive market compensation data for senior executives; information on current issues and trends on executive compensation program design and governance; advise the Committee on the overall design and implementation of the Company's executive compensation programs including various analyses related to incentive plan structure and award levels; assistance with proxy disclosure requirements; and provide ongoing advice to the Committee on regulatory and other technical developments that may affect the Company's executive compensation programs.

        During 2009 specifically, Watson Wyatt provided advice to the Committee on matters including: (i) providing competitive market data on compensation (including perquisites and benefits) for executives; (ii) conducting analyses related to historical pay and performance versus the Company's comparator group; (iii) providing advice with respect to executive compensation matters, including annual and long-term incentive programs, share utilization and pay mix; (iv) reviewing annual proxy statement disclosures; (v) advising the Committee about regulatory and legislative updates; and (vi) providing competitive market data on compensation for outside directors. The fees paid to Watson Wyatt for providing such consulting services to the Compensation Committee in 2009 were $360,811.

        Watson Wyatt reports directly to the Committee in providing this service, and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, Watson Wyatt will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee's direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations, and prior to presentation for final approval.

        With the full knowledge of the Committee, management has engaged Watson Wyatt to provide other consulting services to the Company from time to time. Accordingly, the Committee and Watson Wyatt have agreed upon certain specific protocols, including reporting relationships, sharing of information and recommendations with management, the role and responsibilities of the lead executive compensation consultant, to avoid the potential for conflicts of interest. The Committee annually receives information relating to all services that Watson Wyatt provides to the Company and fees that Watson Wyatt receives for such services. The aggregate fees for Watson Wyatt's consulting services to the Company (other than those for executive compensation consulting services to the Compensation Committee) for 2009 were $639,683.

        The Compensation Committee believes that Watson Wyatt provides candid, direct and objective advice that is independent of management, to the Compensation Committee, which is not influenced by any other economic relationship that Watson Wyatt might have with the Company. To ensure ongoing independence and objectivity of advice:

  •
  The Compensation Committee directly hired and has the authority to terminate Watson Wyatt

  •
  Watson Wyatt's consultant to the Committee is engaged by and reports directly to the Compensation Committee and its Chair

  •
  Watson Wyatt's consultant to the Committee meets as needed with the Compensation Committee in executive sessions that are not attended by any of the Company's officers

  •
  Watson Wyatt has direct access to all members of the Compensation Committee during and between meetings

  •
  Watson Wyatt's consultant to the Committee is not the client relationship manager for the Company

  •
  Neither Watson Wyatt's consultant to the Committee nor any member of his team participates in any activities related to other consulting services provided to the Company by Watson Wyatt

Chief Executive Officer

        The Company's chief executive officer attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives, and promotions.

        The chief executive officer is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The chief executive officer is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Human Resources Officer

        The senior vice president and chief human resources officer ("SVP CHRO") is responsible for coordinating Committee activities, including proposing meeting agendas based on the Committee's planning calendar and decision-making responsibility, arranging for meetings outside of the normal meeting cycle as appropriate, and, working in concert with the Committee's executive compensation consultant, to prepare the appropriate materials for review by the Committee. The SVP CHRO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

        In this role, the SVP CHRO normally consults with the chief executive officer, chief financial officer, and general counsel and corporate secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Involvement of other Executive Officers

        The Company's chief financial officer prepares and presents all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. The chief financial officer provides commentary at the Committee's request, discusses overall results providing appropriate information relative to achievement (or under- or over-achievement as may be the case), and plays an active role in development of the goals presented for approval in incentive compensation plan design.

        The general counsel and corporate secretary participates in all Committee meetings, taking appropriate minutes to preserve a record of discussion and action. The general counsel and corporate secretary is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

Employment Agreements

        The Company entered into an employment agreement with the chief executive officer effective December 4, 2006, the terms of which were disclosed in its Form 8-K/A dated November 28, 2006. In addition, the Company has also entered into agreements with certain officers, including the other named executive officers listed in the Summary Compensation Table, that entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company. The agreements provide for termination of employment at any time, with or without cause, and further provide that the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion.

BOARD COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Hugh H. Roberts, Chair
Peter S. Hellman
Anastasia D. Kelly
Corbin A. McNeill, Jr.
Dennis K. Williams

 2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Comp Earnings ($)	All Other Compensation ($)(4)	Total ($)
Albert P. L. Stroucken	2009	$1,024,000	(5)	$0	$2,800,986	(6)	$1,599,998	$2,441,500	$737,878	$157,949	$8,762,311
Chairman, Chief Executive	2008	1,011,500	(5)	0	2,799,990	(6)	1,600,000	559,913	29,181	197,036	6,197,620
Officer, and President	2007	974,000	(5)	0	1,727,875	(6)	0	2,850,000	844,681	225,103	8,056,099
Edward C. White	2009	438,046	(5)	0	315,114	(6)	179,999	520,671	1,116,972	109,543	2,680,345
Senior Vice President and	2008	424,546	(5)	0	314,979	(6)	180,006	124,149	22,137	110,890	1,176,707
Chief Financial Officer	2007	398,083		0	301,728	(6)	180,002	557,316	502,286	105,916	2,045,332
James W. Baehren	2009	408,275	(5)	0	315,114	(6)	179,999	356,934	398,764	103,280	1,762,366
Senior Vice President, Strategic	2008	393,026	(5)	0	314,979	(6)	180,006	93,618	95,455	102,021	1,179,105
Planning and General Counsel	2007	369,460		0	301,728	(6)	180,002	480,298	83,927	111,094	1,526,510
L. Richard Crawford	2009	479,800	(5)	0	350,123	(6)	200,000	468,964	530,713	66,189	2,095,790
President, Global Glass	2008	459,350	(5)	0	350,012	(6)	199,998	135,883	120,963	101,499	1,367,705
Operations	2007	373,500		0	301,728	(6)	180,002	522,900	0	70,661	1,448,792
Jose Lorente	2009	393,949		0	210,076	(6)	119,999	365,270	561,973	446,366	2,097,633
President, O-I Europe

(1)
Amounts in this column reflect the grant date fair value of restricted shares and performance unit awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 1 to the Consolidated Financial Statements for 2009 contained in the Form 10-K filed with the SEC on February 10, 2010.

(2)
Amounts in this column reflect the grant date fair value of options granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 1 to the Consolidated Financial Statements for 2009 contained in the Form 10-K filed with the SEC on February 10, 2010.

(3)
Except as otherwise provided, the amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated.

(4)
All Other Compensation is summarized below:

		Executive Life Premium(a)	Financial Planning(b)	Executive Physical	Leased Automobile	Personal Use of Aircraft(c)	Secular Trust Life Insurance Premium(d)	Other Miscellaneous Income(e)	Tax Payments(f)
Albert P. L. Stroucken	2009	$0	$11,374	$2,420	$0	$112,443	$0	$8,333	$23,379
Edward C. White	2009	61,641	16,050	2,487	0	0	0	15,182	14,183
James W. Baehren	2009	43,583	14,857	0	0	0	12,750	14,090	18,000
L. Richard Crawford	2009	21,275	4,315	2,522	0	0	11,125	16,713	10,239
Jose Lorente	2009	6,725	1,400	0	9,983	0	0	245,649	182,609

(a)
Actual premium payments for executive life insurance policies equal to three times base annual salary for the named executive, with the exception of Mr. Lorente whose policy equals $400,000.

(b)
Named executive officers are eligible for reimbursement for professional advice related to tax, estate planning, and financial planning.

(c)
The amounts shown in this column reflect the personal use of Company aircraft by the named executive officers. Under Board policy, for security reasons, the Company's Chief Executive Officer generally uses the Company aircraft for both business and personal travel. Personal use of Company aircraft by any other officers requires the approval of the Chief Executive Officer. The amounts shown for 2009 reflect the variable costs of personal flights taken by the respective officers. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees and storage costs, on-board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(d)
Amount represents payment of a life insurance premium held in a secular trust in Messrs. Baehren's and Crawford's names. These policies were purchased under an agreement between Messrs. Baehren and Crawford and the Company to provide a secured executive retirement benefit as an offset to the Company's qualifed and non-qualified pension plans.

(e)
The amount shown in this column for Mr. Stroucken represents a qualified defined contribution base benefit of $8,333

The amount shown in this column for Mr. White represents qualified defined contribution match of $4,400 and non-qualified defined contribution match of $10,782

The amount shown in this column for Mr. Baehren represents qualified defined contribution match of $9,800 and non-qualified defined contribution match of $4,290

The amount shown in this column for Mr. Crawford represents qualified defined contribution match of $3,667 and non-qualified defined contribution match of $13,046

The amount shown in this column for Mr. Lorente represents the Company contribution to the Brazil retirement plan of $22,411; Company reimbursement of dependent child schooling costs of $37,053; allowance paid to Mr. Lorente for continued voluntary participation in Brazil pension and statutory retirement benefit programs of $49,522; one-time relocation allowance of $37,560; and benefits pursuant to the terms of an expatriate agreement in the amounts of $61,176 for goods and services allowance, $29,920 for housing, $1,981 for utilities, and $6,026 for private health care coverage.

(f)
Amounts shown in this column include tax gross-ups, tax payments and tax reimbursements for financial planning and other miscellaneous perquisites and other benefit amounts, and, with respect to each named officer, the following items for 2009:

For Mr. Stroucken, $16,311 attributable to personal use of Company aircraft; and $7,068 attributable to tax preparation and financial planning.

For Mr. White, $7,710 attributable to tax preparation and financial planning; $6,388 attributable to premiums paid during 2009 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. White; and $85 attributable to the non-qualified defined contribution match.

For Mr. Baehren, $7,137 attributable to tax preparation and financial planning; $10,825 attributable to premiums paid during 2009 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. Baehren; and $39 attributable to the non-qualified defined contribution match.

For Mr. Crawford, $766 attributable to personal use of Company aircraft; $2,073 attributable to tax preparation and financial planning; $7,299 attributable to premiums paid during 2009 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. Crawford; and $102 attributable to the non-qualified defined contribution match.

For Mr. Lorente, $182,609 as a gross amount attributable to benefits provided pursuant to the terms of an expatriate agreement.

(5)
For 2009, 2008 and 2007, includes $24,000 paid to Mr. Stroucken as an automobile allowance.

For 2009, includes $24,000 paid to Mr. White as an automobile allowance; for 2008, includes $14,000 paid to Mr. White as an automobile allowance.

For 2009, includes $24,000 paid to Mr. Baehren as an automobile allowance; for 2008, includes $12,000 paid to Mr. Baehren as an automobile allowance.

For 2009, includes $24,000 paid to Mr. Crawford as an automobile allowance; for 2008, includes $10,000 paid to Mr. Crawford as an automobile allowance.

(6)
Column represents the total value of restricted stock and performance unit awards at grant date fair market value. In the event the performance unit award pays out at maximum value, the total award value is:

For Mr. Stroucken for 2009, $3,801,480; for 2008, $3,799,994; for 2007, $2,591,813.

For Mr. White for 2009, $427,668; for 2008, $427,472; for 2007, $407,596.

For Mr. Baehren for 2009, $427,668; for 2008, $427,472; for 2007, $407,596.

For Mr. Crawford for 2009, $475,183; for 2008, $475,013; for 2007, $407,596.

For Mr. Lorente for 2009, $285,114.

GRANTS OF PLAN-BASED AWARDS IN 2009

								All Other Stock Awards: Number Of Shares or Units (#)(3)	All Other Option Awards: Number Of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($ Per Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert P. L. Stroucken	3/7/2009	$0	$1,500,000	$3,000,000	98,766	197,531	296,297	78,973	384,615	$10.13	4,400,984
Edward C. White	3/7/2009	0	331,237	662,474	11,111	22,222	33,333	8,885	43,269	10.13	495,113
James W. Baehren	3/7/2009	0	249,779	499,558	11,111	22,222	33,333	8,885	43,269	10.13	495,113
L. Richard Crawford	3/7/2009	0	364,640	729,280	12,346	24,691	37,037	9,872	48,077	10.13	550,124
Jose Lorente	3/7/2009	0	284,524	569,048	7,408	14,815	22,223	5,923	28,846	10.13	330,075

(1)
This column shows the amounts representing the annual incentive opportunity available under the Senior Management Incentive Plan. See "Compensation Discussion and Analysis—Annual Incentive" for further discussion. Amounts indicated represent percent of base salary as of December 31, 2009. Actual payouts will vary based on actual base pay earned during the performance period.

(2)
This column shows the performance shares granted under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. No performance shares will be paid, if any, until 2012.

(3)
This column shows the number of shares of time-based restricted stock granted under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(4)
This column shows the number of stock options granted under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date.

(5)
This column shows the exercise price for the stock options granted in 2009, which was the last available closing price of the Company's Common Stock on the date the Compensation Committee granted the options.

(6)
The full grant date fair value was computed in accordance with the assumptions set forth in Note 1 to the audited financial statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2010. There can be no assurances that the amounts shown in the table will be realized by the named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2009

						Stock Awards
	Option Awards										Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(21)
									Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable		Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(21)
Albert P. L. Stroucken	0	(1)	384,615	$10.13	3/7/2016	78,973	(12)	$2,595,843	197,531	(22)	$6,492,844
	24,390	(2)	73,171	53.00	3/7/2015	11,320	(13)	372,088	37,736	(23)	1,240,382
	317,796	(3)	0	19.58	12/4/2013	26,814	(14)	881,376	72,115	(24)	2,370,420
	255,038	(4)	85,013	19.58	12/4/2013
Edward C. White	0	(1)	43,269	10.13	3/7/2016	8,885	(12)	292,050	22,222	(22)	730,437
	2,744	(2)	8,232	53.00	3/7/2015	1,273	(13)	41,844	4,245	(23)	139,533
	9,212	(5)	9,212	23.96	3/7/2014	1,878	(15)	61,730	8,837	(24)	290,472
	9,896	(6)	6,632	18.25	2/8/2013	1,576	(16)	51,803
	3,750	(7)	0	24.17	3/31/2012	10,000	(17)	328,700
						8,000	(18)	262,960
						6,000	(19)	197,220
						3,000	(20)	98,610
James W. Baehren	0	(1)	43,269	10.13	3/7/2016	8,885	(12)	292,050	22,222	(22)	730,437
	2,744	(2)	8,232	53.00	3/7/2015	1,273	(13)	41,844	4,245	(23)	139,533
	9,212	(5)	9,212	23.96	3/7/2014	1,878	(15)	61,730	8,837	(24)	290,472
	15,570	(6)	5,146	18.25	2/8/2013	1,233	(16)	40,529
	15,000	(7)	0	24.17	3/31/2012	15,000	(17)	493,050
	15,000	(8)	0	12.68	3/11/2014	12,000	(18)	394,440
						10,000	(19)	328,700
						3,000	(20)	98,610
L. Richard Crawford	0	(1)	48,077	10.13	3/7/2016	9,872	(12)	324,493	24,691	(22)	811,593
	3,049	(2)	9,146	53.00	3/7/2015	1,415	(13)	46,511	4,717	(23)	155,048
	9,212	(5)	9,212	23.96	3/7/2014	1,878	(15)	61,730	8,837	(24)	290,472
	13,149	(6)	4,383	18.25	2/8/2013	1,041	(16)	34,218
	9,500	(7)	0	24.17	3/31/2012	12,000	(17)	394,440
	8,000	(8)	0	12.68	3/11/2014	12,000	(18)	394,440
	3,500	(9)	0	9.93	2/18/2013	10,000	(19)	328,700
	4,000	(10)	0	9.99	1/3/2012	3,000	(20)	98,610
	7,500	(11)	0	5.69	1/3/2011
Jose Lorente	0	(1)	28,846	10.13	3/7/2016	5,923	(12)	194,689	14,815	(22)	486,969
	1,677	(2)	5,030	53.00	3/7/2015	778	(13)	25,573	2,584	(23)	84,936
	4,094	(5)	4,094	23.96	3/7/2014	835	(15)	27,446	3,927	(24)	129,080
	2,595	(6)	865	18.25	2/8/2013	206	(16)	6,771
	2,000	(7)	0	24.17	3/31/2012	2,000	(17)	65,740
	2,000	(8)	0	12.68	3/11/2014	1,000	(18)	32,870

OPTION AWARD VESTING SCHEDULE

			Exercisable Dates
	Option Grant Date	Option Price	25%	25%	25%	25%
(1)	March 7, 2009	$10.13	3/7/10	3/7/11	3/7/12	3/7/13
(2)	March 7, 2008	$53.00	3/7/09	3/7/10	3/7/11	3/7/12
(3)	December 4, 2006	$19.58	12/4/06	12/4/06	12/4/06	12/4/06
(4)	December 4, 2006	$19.58	12/4/07	12/4/08	12/4/09	12/4/10
(5)	March 7, 2007	$23.96	3/7/08	3/7/09	3/7/10	3/7/11
(6)	February 8, 2006	$18.25	2/8/07	2/8/08	2/8/09	2/8/10
(7)	March 31, 2005	$24.17	3/31/06	3/31/07	3/31/08	3/31/09
(8)	March 10, 2004	$12.68	4/8/05	4/8/05	4/8/05	4/8/05
(9)	February 17, 2003	$9.93	3/16/04	4/29/04	11/4/04	12/6/04
(10)	January 2, 2002	$9.99	1/31/03	6/9/04	11/5/04	12/6/04
(11)	January 2, 2001	$5.69	1/31/02	1/31/02	1/31/02	2/11/02

RESTRICTED STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(12)	March 7, 2009	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(13)	March 7, 2008	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(14)	December 4, 2006	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(15)	March 7, 2007	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(16)	February 8, 2006	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(17)	March 10, 2004
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(18)	February 17, 2003
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

	Grant Date	Vesting Terms
(19)	February 2, 2002	The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(20)	May 17, 1999
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(21)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2009 ($32.87), the last business day of the year.

RESTRICTED STOCK UNIT VESTING SCHEDULE

	Grant Date	Vesting Terms
(22)	March 7, 2009	Performance shares for the grant period of 2009-2011. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(23)	March 7, 2008	Performance shares for the grant period of 2008-2010. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(24)	March 7, 2007	Performance shares for the grant period of 2007-2009. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."

OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Stock Awards
Name	Number Of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Albert P. L. Stroucken	0	$0	33,428	$926,484
Edward C. White	0	0	26,308	284,430
James W. Baehren	0	0	21,130	229,115
L. Richard Crawford	0	0	18,152	196,813
Jose Lorente	0	0	3,908	41,831

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Albert P. L. Stroucken	Salary Pension Plan			$0	$0
	Supplemental Retirement Benefit Plan	4.50	(1)	1,801,373	0
Edward C. White	Salary Pension Plan	34.67		1,409,211	0
	Supplemental Retirement Benefit Plan	34.67		2,547,969	0
James W. Baehren	Salary Pension Plan	17.67		952,483	0
	Supplemental Retirement Benefit Plan	17.67		493,794	0
L. Richard Crawford	Salary Pension Plan	26.42		860,508	0
	Supplemental Retirement Benefit Plan	26.42		503,570	0
Jose Lorente	Brazil pension plan	26.92		2,998,436	0

(1)
Mr. Stroucken's service includes 1.5 years of additional service included in the SRBP benefit, per his employment agreement described above under the heading "Employment Agreements." The incremental value due to the additional service granted to Mr. Stroucken equals $600,458 for 2009.

Assumptions:
Mortality:

No pre-retirement mortality is assumed. After retirement, mortality is RP 2000 projected to 2017 adjusted for white collar workforce. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

Lump sum rate (Salary Retirement Plan):	5.81%
Lump sum rate (Supplemental Retirement Benefit Plan):	5.56%
Annuity Rate (Salary Retirement Plan):	5.81%
Annuity Rate (Supplemental Retirement Benefit Plan):	N/A

  Actual 2009 pensionable earnings used (Pensionable Earnings = 2009 Base + 2009 SMIP)

  Salaried benefits accrued prior to December 31, 2004 and all SRBP benefits are assumed to be taken as a lump sum. Benefits accrued after December 31, 2004 are assumed to be taken as an annuity.

NON-QUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Albert P. L. Stroucken	$0	$0	$0	$0	$0
Edward C. White	51,213	10,782	18,507	0	327,451
James W. Baehren	8,580	4,290	8,104	0	132,418
L. Richard Crawford	32,615	13,046	6,116	0	128,895
Jose Lorente(5)

(1)
Participants may defer up to 80% of base salary into the Executive Deferred Savings Plan. Deferrals prior to January 1, 2009, including the Company match on such deferrals, may be credited to a "cash deferral account" or a "stock deferral account" at the individual's election. Interest is credited in the "cash" account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody's A-rated companies. The "stock" account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company's stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, may be credited to accounts that mirror the performance of the funds available under the Company's qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

(2)
Amounts in this column are included in the named executive officer's base salary on the "Summary Compensation Table."

(3)
Amounts in this column are included in the "All Other Compensation" column on the "Summary Compensation Table."

(4)
Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

(5)
Mr. Lorente is not eligible to participate in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables show the amount of compensation that may be paid to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary termination not for cause, change in control, for-cause termination, disability, or death. The amounts shown assume a termination date effective December 31, 2009, the last business day of the year. For payments made pursuant to stock option, restricted stock, or performance unit awards, the amount earned by each named executive upon retirement differs whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2009.

        Unless specifically noted, each of the payments described below are the same for any salaried employee of the Company.

Payments Made Upon Termination

        Payments made upon termination for any reason include:

  •
  Amounts accrued and vested through the Salary Retirement Plan, Supplemental Benefit Retirement Plan and the defined contribution plan in Brazil (in the case of Mr. Lorente).

  •
  Stock options that are already vested at the date of termination.

Payments Made Upon Retirement

        In addition to the above, payments made upon retirement include:

  •
  In the event of normal retirement (age 65), stock options granted in 2004 and earlier are immediately vested and are exercisable for three months post-retirement. In the event of normal retirement (age 65) or early retirement post-age 60, options granted in 2005 and later continue normal vesting and are exercisable through their term.

  •
  In the event of normal retirement, restricted stock awards granted in 2004 and earlier vest at retirement. Where the restrictions have not yet lapsed, restricted stock awards granted in 2005 and later are forfeited in the case of any retirement.

  •
  In the event of normal retirement or early retirement post-age 60, performance units are immediately vested and any payout earned will be paid following the related three-year cycle.

  •
  In the event of any retirement, Mr. Baehren, Mr. Crawford and Mr. White are eligible to participate in the Company's retiree medical plan for U. S. employees. This plan provides both pre- and post-age 65 coverage to employees and their spouse. The plan was closed to new entrants effective January 1, 2003; as a result, Mr. Stroucken is not eligible to participate in this plan. Mr. Lorente is not eligible to participate in this plan as he is not a U. S. employee.

Payments Made Upon Involuntary Termination Not For Cause or Change in Control

        In addition to that noted under Payments Made Upon Termination, each named executive officer is eligible for the following:

  •
  In the event of Involuntary Termination Not For Cause, restricted stock awards granted in 2004 and earlier vest at termination. Restricted stock awards granted in 2005 and later are forfeited.

  •
  In the event of Involuntary Termination Not For Cause, there is immediate vesting on a pro rata basis of performance shares, with any payout made after the applicable performance cycle.

  •
  In the event of a change in control, all previously unvested stock options, restricted stock awards, and performance shares will immediately vest.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Stroucken is eligible for severance in the amount of two times annual base salary plus target bonus, payable over 24 months and continued health care coverage for 24 months at the same rate as active employees unless enrolled for coverage in another employer's health plan. Such severance is subject to release and continued compliance with a two-year non-compete / non-solicitation and confidentiality requirements.

  •
  In the event of a termination without cause within one year after a Change in Control, Mr. Stroucken is eligible for those benefits noted above in the event of Involuntary Termination Not For Cause, with protection against negative excise tax.

  •
  In the event of Involuntary Termination Not For Cause, Messrs. Baehren, Crawford and White are eligible for severance in the amount of one times annual base salary, any annual incentive plan awards earned (based on actual business results and funding, not adjusted up or down for the 20% discretionary component) during the severance period, and 12 months of continued health care coverage for themselves and their dependents at the same rate as active employees, per the terms of severance agreements entered into between the Company and each executive officer. Such severance is subject to release and continued compliance with a one-year non-compete / non-solicitation agreement.

  •
  In the event of involuntary termination not for cause, Mr. Lorente is eligible for statutory benefits provided under Brazilian labor low, including 45 days of pay, unemployment compensation accumulated on his behalf, and a penalty of 40% of the amount of accumulated unemployment compensation.

Payments Made Upon Death or Disability

  •
  In the event of disability, each named executive officer, with the exception of Mr. Lorente, is eligible to participate in the Company's Long Term Disability plan for salaried U. S. employees. This plan pays participants 70% of their base salary plus target bonus for the duration of their disability, or until age 65. Mr. Lorente is not eligible to participate in this plan as he is not a U. S. employee.

  •
  In the event of disability, each named executive officer, with the exception of Mr. Lorente, receives continued coverage under the Company's health care plan for active employees for the duration of their coverage under the Company's long-term disability plan.

  •
  In the event of death or disability, all stock options, restricted stock and performance share awards are immediately vested. Any payout of performance shares is made at the completion of the appropriate performance cycle.

  •
  The named executive officers participate in a life insurance program that differs from that offered to most salaried employees of the Company. For U. S. named executive officers, the benefit payable to the beneficiary upon death is three times annual base salary. For Mr. Lorente, the benefit payable to his beneficiary upon death is $2,320,000.

        The following table represents payments that may be paid to Mr. Stroucken under the various termination scenarios:

	Voluntary Termination on 12/31/09	Early Retirement on 12/31/09	Normal Retirement on 12/31/09	Involuntary Termination Not For Cause on 12/31/09	Change In Control on 12/31/09	For Cause Termination on 12/31/09	Disability on 12/31/09	Death on 12/31/09
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$0	$0	$3,000,000	$3,000,000	$0	$3,000,000	$0
Stock Options	7,612,964	0	0	7,612,964	17,488,932	7,612,964	17,488,932	17,488,932
Performance Shares	0	0	0	5,361,623	10,103,646	0	10,103,646	10,103,646
Restricted Stock Awards	0	0	0	0	3,849,307	0	3,849,307	3,849,307
Benefits and Perquisites
Retirement Plans	0	1,921,130	0	1,801,000	1,801,000	0	1,801,000	2,776,000
Health & Welfare Benefits	0	0	0	23,600	23,600	0	43,800	23,600
Disability Income	0	0	0	0	0	0	4,178,232	0
Life Insurance Benefits	0	0	0	0	0	0	0	3,000,000
Excise Tax & Gross-Up	0	0	0	0	8,997,422	0	0	0
Cash Severance	0	0	0	2,000,000	2,000,000	0	2,000,000	0

Assumptions

        No pre-retirement mortality is assumed. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        SRBP benefits are assumed to be taken as a lump sum. The interest rate used for lump sums is 5.56%.

Benefits Payable

        Mr. Stroucken is not eligible for the Salary Retirement Plan.

        Per his employment agreement, Mr. Stroucken is eligible to receive his accrued benefit without 5 years of service, except in the cases of voluntary termination and for-cause termination.

        The following table represents payments that may be paid to Mr. White under the various termination scenarios:

	Voluntary Termination on 12/31/09	Early Retirement on 12/31/09	Normal Retirement on 12/31/09	Involuntary Termination Not For Cause on 12/31/09	Change In Control on 12/31/09	For Cause Termination on 12/31/09	Disability on 12/31/09	Death on 12/31/09
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$0	$0	$331,237	$0	$0	$0	$0
Stock Options	1,422,359	1,422,359	0	1,442,359	1,422,359	1,422,359	1,422,359	1,422,359
Performance Shares	1,160,442	1,160,442	0	1,160,442	1,160,442	1,160,442	1,160,442	1,160,442
Restricted Stock Awards	887,490	887,490	0	887,490	1,334,916	887,490	1,334,916	1,334,916
Benefits and Perquisites
Retirement Plans	3,957,000	4,473,000	0	3,957,000	3,957,000	3,957,000	3,957,000	4,479,000
Health & Welfare Benefits	0	514,000	0	11,800	11,800	0	470,000	17,000
Disability Income	0	0	0	0	0	0	1,208,346	0
Life Insurance Benefits	0	0	0	0	0	0	0	1,242,138
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	414,046	0	0	0	0

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is the RP 2000 projected to 2017. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        Salaried benefits accrued prior to 2005 and all SRBP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 2004 are assumed to be taken as an annuity. The interest rate used for lump sums and annuities for the salary plan is 5.81% and the interest rate used for lump sums in the SRBP is 4.37%, since Mr. White has a 4.37% interest rate guarantee.

Benefits Payable

        Termination benefits    represent the value of the pension benefits as if the participant terminates on December 31, 2009 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Earliest retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2009 and commences payment as soon as possible. Since Mr. White is currently eligible to retire, this value represents commencement at December 31, 2009. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retires as of December 31, 2009 and immediately elects coverage.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2009. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent retiree medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2009.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2009. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2009.

        The following table represents payments that may be paid to Mr. Baehren under the various termination scenarios:

	Voluntary Termination on 12/31/09	Early Retirement on 12/31/09	Normal Retirement on 12/31/09	Involuntary Termination Not For Cause on 12/31/09	Change In Control on 12/31/09	For Cause Termination on 12/31/09	Disability on 12/31/09	Death on 12/31/09
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$0	$0	$249,779	$0	$0	$0	$0
Stock Options	743,062	0	0	743,062	1,884,313	743,062	1,884,313	1,884,313
Performance Shares	0	0	0	626,973	1,160,442	0	1,160,442	1,160,442
Restricted Stock Awards	1,314,800	1,314,800	0	1,314,800	1,750,952	1,314,800	1,750,952	1,750,952
Benefits and Perquisites
Retirement Plans	1,446,000	1,916,000	0	1,446,000	1,446,000	1,446,000	1,446,000	1,920,000
Health & Welfare Benefits	0	494,000	0	15,600	15,600	0	405,000	27,000
Disability Income	0	0	0	0	0	0	2,074,803	0
Life Insurance Benefits	0	0	0	0	0	0	0	1,152,825
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	384,275	0	0	0	0

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is the RP 2000 projected to 2017. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        Salaried benefits accrued prior to 2005 and all SRBP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 2004 are assumed to be taken as an annuity. The interest rate used for lump sums and annuities in the salary plan is 5.81% and the interest rate used for lump sums in the SRBP is 5.56%.

Benefits Payable

        Termination benefits    represent the value of the pension benefits as if the participant terminates on December 31, 2009 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Earliest retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2009 and commences payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2009. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retires as of December 31, 2009 and immediately elects coverage.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2009. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent retiree medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2009.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2009. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2009.

        The following table represents payments that may be paid to Mr. Crawford under the various termination scenarios:

	Voluntary Termination on 12/31/09	Early Retirement on 12/31/09	Normal Retirement on 12/31/09	Involuntary Termination Not For Cause on 12/31/09	Change In Control on 12/31/09	For Cause Termination on 12/31/09	Disability on 12/31/09	Death on 12/31/09
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$0	$0	$364,640	$0	$0	$0	$0
Stock Options	894,166	0	0	894,166	2,133,595	894,166	2,133,595	2,133,595
Performance Shares	0	0	0	664,368	1,257,113	0	1,257,113	1,257,113
Restricted Stock Awards	0	0	0	1,216,190	1,683,141	0	1,683,141	1,683,141
Benefits and Perquisites
Retirement Plans	1,365,000	1,365,000	0	1,365,000	1,365,000	1,365,000	1,365,000	962,000
Health & Welfare Benefits	0	0	0	15,600	15,600	0	88,900	15,600
Disability Income	0	0	0	0	0	0	6,076,784	0
Life Insurance Benefits	0	0	0	0	0	0	0	1,367,400
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	455,800	0	0	0	0

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is the RP 2000 projected to 2017. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        Salaried benefits accrued prior to 2005 and all SRBP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 2004 are assumed to be taken as an annuity. The interest rate used for lump sums and annuities in the salary plan is 5.81% and the interest rate used for lump sums in the SRBP is 5.56%.

Benefits Payable

        Termination benefits    represent the value of the pension benefits as if the participant terminates on December 31, 2009 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Earliest retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2009 and commences payment as soon as possible. Since Mr. Crawford is not currently eligible to retire, this value represents commencement at normal retirement. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retires as of December 31, 2009 and immediately elects coverage. Since Mr. Crawford is not eligible for retiree health and welfare benefits as of December 31, 2009, no values are shown.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2009. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent retiree medical and life insurance benefits commencing at age 65 for those eligible to retire at December 31, 2009.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2009. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant was retirement eligible as of December 31, 2009.

        The following table represents payments that may be paid to Mr. Lorente under the various termination scenarios:

	Voluntary Termination on 12/31/09	Early Retirement on 12/31/09	Normal Retirement on 12/31/09	Involuntary Termination Not For Cause on 12/31/09	Change In Control on 12/31/09	For Cause Termination on 12/31/09	Disability on 12/31/09	Death on 12/31/09
Compensation
Short-term (annual) Incentive Compensation (SMIP)	$0	$0	$0	$0	$0	$0	$0	$0
Stock Options	132,196	0	0	132,196	837,278	132,196	837,278	837,278
Performance Shares	0	0	0	348,028	700,986	0	700,986	700,986
Restricted Stock Awards	0	0	0	98,610	353,090	0	353,090	353,090
Benefits and Perquisites
Retirement Plans	1,118,198	1,118,198	0	1,118,198	1,118,198	1,118,198	1,118,198	1,118,198
Health & Welfare Benefits	0	0	0	0	0	0	0	0
Disability Income	0	0	0	0	0	0	491,936	0
Life Insurance Benefits	0	0	0	0	0	0	0	2,320,000
Statutory Benefits	0	0	0	572,426	572,426	0	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	0	0	0	0	0

Benefits Payable

        Termination benefits represent the value of the pension benefits as if the participant terminates on December 31, 2009. Since the plan is a defined contribution type plan, benefits are fully payable at termination.

        Disability benefits represent the value of payments from the life insurance plan.

        Death benefits represent the value of benefits as if the participant became deceased on December 31, 2009.

AUDIT COMMITTEE REPORT

        As part of its ongoing activities, which are described under the heading "Proposal 1: Election of Directors—Committees of the Board of Directors—Audit Committee," the Audit Committee has:

  •
  discussed with the Company's director of internal audit and Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope and plans for their respective audits;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements and the independent registered public accounting firm's evaluation of the Company's system of internal control over financial reporting contained in the 2009 Annual Report on Form 10-K;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other professional standards;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence;

  •
  discussed with the independent registered public accounting firm its independence from the Company and its management; and

  •
  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company's financial reporting.

        On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2009, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2010.

        The Audit Committee also concluded that the independent registered public accounting firm's provision of non-audit services, as described in the following section, to the Company and its affiliates is compatible with the independent registered public accounting firm's independence.

Peter S. Hellman, Chair
Gary F. Colter
Jay L. Geldmacher
Dennis K. Williams

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with the SEC's auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading "Pre-Approval of Independent Registered Public Accounting Firm Services."

Fees Paid to Ernst & Young LLP

        The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2009 and 2008 for these various services were:

Type of Fees	2009	2008
	($ in millions)
Audit Fees	$7.04	$7.98
Audit-Related Fees	.57	.90
Tax Fees	.45	1.19
All Other Fees	—	—
Total	$8.06	$10.07

        In the above table: (a) "audit fees" were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non-SEC offerings (2009 only); (b) "audit-related fees" were for audits of employee benefit plans, agreed-upon procedures for third parties, and other accounting consultations; and (c) "tax fees" were for expatriate tax compliance and advisory services, tax return preparation, federal, state and local tax planning, and international tax planning and advice. All fees for professional services by Ernst & Young LLP were approved in advance under the Board's pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

        No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm's independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

        This Policy describes the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee. For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual Audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Committee for approval the list of Audit services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

        Audit-Related services are assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of Audit-Related services does not impair the independence of the firm and is consistent with the SEC's rules on auditor independence.

        Company management will submit to the Committee for approval the list of Audit-Related services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit-Related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

        The Audit Committee believes that the independent registered public accounting firm can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence.

        Company management will submit to the Committee for approval the list of Tax services that it recommends the Committee engage the independent registered public accounting firm to provide for the fiscal year. All Tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

All Other Services

        The Audit Committee will separately pre-approve those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the firm.

        A list of the SEC's prohibited non-audit services is set forth below. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

        Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

        With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

 PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1987, and the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        Although the Board is not required to submit the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2010. In the event the Company's share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its recommendation.

        A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 15, 2010 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company's directors, named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	16,061,262		9.5
BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	12,375,193		7.3
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,019,653		5.4
James W. Baehren(1)	178,724	(5)(6)	—	*
Gary F. Colter	17,149	(6)	—	*
L. Richard Crawford(1)	182,516	(5)(6)	—	*
Jay L. Geldmacher	4,751	(6)	—	*
Peter S. Hellman	7,855	(6)	—	*
David H. Y. Ho	6,886	(6)	—	*
Anastasia D. Kelly(1)	27,149	(6)	—	*
Jose Lorente(1)	38,003	(6)	—	*
John J. McMackin, Jr.(1)	35,148	(6)	—	*
Corbin A. McNeill, Jr.	13,703	(6)	—	*
Hugh H. Roberts	7,737	(6)	—	*
Albert P. L. Stroucken(1)	996,841	(6)	—	*
Helge H. Wehmeier	25,603	(6)	—	*
Edward C. White(1)	159,326	(5)(6)	—	*
Dennis K. Williams	10,696	(6)	—	*
Thomas L. Young(1)	21,567	(6)	—	*
All directors and executive officers as a group (16 persons)(1)	1,733,654	(5)(6)	1.0

*
Indicates less that one percent (1%) ownership.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information includes: all currently exercisable options granted to Ms. Kelly and Messrs. Baehren, Crawford, Lorente, McMackin, Stroucken, White and Young, and all directors and officers as a group. The number of shares beneficially owned includes the following shares subject to granted options:

Director/Officer	Options
James W. Baehren	80,884
L. Richard Crawford	81,967
Anastasia D. Kelly	10,000
Jose Lorente	24,167
John J. McMackin, Jr.	10,000
Albert P. L. Stroucken	717,768
Edward C. White	50,401
Thomas L. Young	5,000
All directors and executive officers as a group	980,187
(2)
The Schedule 13G dated February 12, 2010 received by the Company from FMR LLC ("FMR"), indicated that FMR is the beneficial owner of 16,061,262 shares of the Common Stock, with sole power to vote or to direct the vote of 2,363,651 shares and the sole power to dispose or to direct the disposition of 16,061,262. Fidelity Management & Research Company ("Fidelity") is the beneficial owner of 13,586,481 shares of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole dispositive power over 13,586,481 shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Pyramis Global Advisors, LLC ("PGALLC"), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 362,587 shares or 0.215% of the outstanding Common Stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 362,587 shares and sole power to vote or to direct the voting of 362,587 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company ("PGATC"),

  900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 299,136 shares or 0.178% of the outstanding Common Stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 299,136 shares and sole power to vote or to direct the voting of 275,496 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. FIL Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 1,813,058 shares or 1.076% of the Common Stock outstanding of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the "1934" Act) and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. FIL has sole dispositive power over 1,813,058 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 1,725,568 shares and no power to vote or direct the voting of 87,490 shares of Common Stock held by the International Funds as reported above.

(3)
The Schedule 13G dated January 20, 2010 received by the Company from BlackRock, Inc. ("BlackRock"), indicated that BlackRock is the beneficial owner of 12,375,193 shares of Common Stock, with the sole power to vote or direct the vote on 12,375,193 shares and the sole power to dispose or to direct the disposition of 12,375,193 shares.

(4)
The Schedule 13G dated February 1, 2010 received by the Company from The Vanguard Group, Inc. ("Vanguard"), indicated that Vanguard is the beneficial owner of 9,019,653 shares of Common Stock, with the sole power to vote or direct the vote on 268,958 shares, the sole power to dispose or to direct the disposition of 8,779,195 shares and the shared power to dispose or to direct the disposition of 240,458 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 240,458 shares or .14% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

(5)
The table includes the number of shares of Common Stock that Messrs. Baehren, Crawford and White, and all directors and executive officers as a group held in the Stock Purchase and Savings Program as of February 15, 2010. No shares are held in such program for Messrs. Lorente and Stroucken.

(6)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of February 15, 2010:

Officer	Shares
James W. Baehren	52,036
Gary F. Colter	6,269
L. Richard Crawford	50,165
Jay L. Geldmacher	4,751
Peter S. Hellman	6,269
David H. Y. Ho	4,751
Anastasia D. Kelly	6,269
Jose Lorente	10,536
John J. McMackin, Jr.	6,269
Corbin A. McNeill, Jr.	6,269
Hugh H. Roberts	4,751
Albert P. L. Stroucken	117,107
Helge H. Wehmeier	6,269
Edward C. White	39,036
Dennis K. Williams	6,269
Thomas L. Young	6,269
All directors and executive officers as a group	333,285

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2009.

2011 ANNUAL MEETING OF SHARE OWNERS

        A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2011 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 1, 2010. The Company requests that all such proposals be addressed to the Corporate Secretary, Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

        Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2011 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 1, 2010. The Company requests that all such notices be addressed to the Corporate Secretary,

Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

        Share owners wishing to submit proposals or director nominations that are not to be included in such proxy statement must give timely notice thereof in writing to the Corporate Secretary. To be timely, a share owner's proposal or nomination must be received by the Company no later than January 24, 2011, and must otherwise satisfy the requirements of the Company's By-Laws as then in effect. If the date of the 2011 Annual Meeting changes by more than thirty (30) days from the date of the 2010 Annual Meeting, a share owner's proposal or nomination must be received by the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2011 Annual Meeting.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

        The Company has made this Proxy Statement, the Company's 2009 Annual Report, Stakeholder Letter and Form 10-K available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the 2009 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2009.

        A copy of the Company's Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Form 10-K is also available without charge on the Company's website at www.o-i.com.

Perrysburg, Ohio

March 26, 2010

OWENS-ILLINOIS, INC.

One Michael Owens Way

PERRYSBURG, OH 43551

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01	Jay L. Geldmacher
02	Albert P.L. Stroucken
03	Dennis K. Williams
04	Thomas L. Young

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	Ratify the selection of Ernst & Young LLP as independent registered public accounting firm for 2010.	☐	☐	☐

NOTE: ELECTION OF NOMINEES IS FOR CLASS I DIRECTORS AS DESCRIBED IN THE PROXY STATEMENT.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Stakeholder Letter, Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

OWENS-ILLINOIS, INC.

Annual Meeting of Share Owners

May 6, 2010 1:00 PM

This proxy is solicited on behalf the Board of Directors

The undersigned hereby appoints James W. Baehren, Edward C. White and Stephen P. Malia and each of them, or if more than one present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owen-Illinois, Inc. held of record by the undersigned on March 8th, 2010, at the Annual Meeting of Share Owners to be held on May 6th, 2010, or at any adjournment thereof.

The undersigned also provides directions to New York Life Trust Company, as Trustee, to vote all shares of common stock of Owens-Illinois, Inc. allocated to the account(s) of the undersigned as of March 8, 2010, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the “Plans”), at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made:

This proxy will be voted FOR the election of the director nominees and FOR Proposal 2.; and

New York Life Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received.

PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT YOUR STOCK WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY.

Continued and to be signed on reverse side